                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                              (Amendment No. ___)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           NATIONAL ENERGY GROUP, INC.
                (Name of Registrant As Specified in its Charter)

 ................................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

       .........................................................................

    2) Aggregate number of securities to which transaction applies:

       .........................................................................

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $___________

    4) Proposed maximum aggregate value of transaction: $___________

    5) Total fee paid: $___________

[ ] Fee paid previously with preliminary materials:  $_____________
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

       .........................................................................

    2) Form, Schedule or Registration Statement No.:

       .........................................................................

    3) Filing Party:

       .........................................................................

    4) Date Filed:

       .........................................................................

                           NATIONAL ENERGY GROUP, INC.
                       4925 GREENVILLE AVENUE, SUITE 1400
                               DALLAS, TEXAS 75206

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 5, 2001

To Our Shareholders:

         The annual meeting of shareholders of National Energy Group, Inc., a Delaware corporation ("Company" and sometimes referred to with the pronouns "we", "us" and "our" for convenience), will be held at the University Amphitheater, Holiday Inn Select-Dallas Central, 10650 North Central Expressway, Dallas, Texas 75231 at 9:00 a.m., Central Time, on October 5, 2001, to consider and vote on the following matters as described in this notice and the accompanying Proxy Statement:

         1. To elect five (5) members of the Board of Directors of our Company to hold office until the next annual meeting of shareholders or until their successors have been duly elected and qualified;

         2. To consider and vote upon a proposal to ratify the selection of KPMG LLP as our Company's independent auditors for the current fiscal year ending December 31, 2001; and

         3. To transact such other business as may properly come before the meeting or any adjournments.

         The Board of Directors has fixed the close of business on August 31, 2001 as the date for determination of those shareholders entitled to vote, and only shareholders of record at the close of business on that date will be entitled to vote. At August 31, 2001, there were 11,190,650 shares of common stock issued and outstanding. A list of shareholders entitled to vote at the meeting will be available for inspection at our principal executive offices located at 4925 Greenville Avenue, Suite 1400, Dallas, Texas 75206. Our transfer Agent, Wells Fargo Bank, Minnesota, N.A., has been designated as the Inspector of Elections for the 2001 annual meeting of shareholders.

         The approximate date on which this Proxy Statement is being mailed to shareholders is September 12, 2001. Shareholders who execute proxies may revoke them at any time prior to their being exercised by providing written notice to us and by delivering another proxy card at any time prior to the meeting. Mere attendance at the meeting will not revoke a proxy, but a shareholder present at the meeting may revoke his or her proxy and vote in person. Any duly executed proxy card on which a vote is not indicated (except broker non-votes expressly indicating a lack of discretionary authority to vote) will be deemed a vote FOR the nominees and ratification of KPMG LLP as our auditors during 2001. Abstentions and broker non-votes will not be counted as votes either FOR or AGAINST any matters, nor will such abstentions and broker non-votes be counted toward determining a quorum.

         To assure representation at the meeting, shareholders are urged to sign and return the enclosed proxy cards as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she previously returned a proxy.


                                  By Order of the Board of Directors
                                  Philip D. Devlin
                                  Vice President, General Counsel and Secretary

                           NATIONAL ENERGY GROUP, INC.

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                                   TO BE HELD

                                 OCTOBER 5, 2001


                       4925 Greenville Avenue, Suite 1400
                               Dallas, Texas 75206
                                 (214) 692-9211
                          (Principal Executive Offices)

SOLICITATION OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of National Energy Group, Inc. ("Company" and sometimes referred to with the pronouns "we", "us" and "our" for convenience) to be voted at the annual general meeting of shareholders to be held at the University Amphitheater, Holiday Inn Select-Dallas Central, 10650 North Central Expressway, Dallas, Texas 75231 on Friday, October 5, 2001 at 9:00 a.m., Central Time and at any adjournments. This Proxy Statement and the enclosed form of proxy are being sent or given on or about September 12, 2001 to our shareholders of record who held common stock as of August 31, 2001.

         At the meeting, the shareholders will be asked to consider and vote upon (i) a proposal to elect five (5) nominees as directors of our Company to serve until the next annual meeting of shareholders to be held in 2002; (ii) a proposal to ratify the selection of KPMG LLP as our independent auditors for the current fiscal year ending December 31, 2001; and (iii) any other business as may properly come before the meeting. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR ALL NOMINEES AS DIRECTORS AND IN FAVOR OF THE RATIFICATION OF KPMG LLP AS OUR AUDITORS DURING 2001.

RECORD DATE AND OUTSTANDING SHARES

         The Board of Directors has fixed the close of business on August 31, 2001 as the date for the determination of holders of shares of outstanding capital stock entitled to receive notice of and to vote at the meeting. On August 31, 2001, there were outstanding 11,190,650 shares of common stock, $.01 par value held by shareholders entitled to vote at the meeting, each of whom shall be voting together as one class.

               This Proxy Statement is dated September 12, 2001.

BANKRUPTCY PROCEEDING AND RECENT DEVELOPMENTS

         On February 11, 1999, the United States Bankruptcy Court for the Northern District of Texas, Dallas Division entered an involuntary petition placing the Company under protection of the Bankruptcy Court pursuant to Title 11, Chapter 11 of the United States Bankruptcy Code. On July 24, 2000 the Bankruptcy Court entered an order confirming a Plan of Reorganization which became effective on August 4, 2000, thereby allowing the Company to operate its oil and gas operations without supervision or control of the Bankruptcy Court.

         As prescribed in the Plan of Reorganization, payments were made to administrative, tort claimants and trade creditors for all nondisputed allowed claims; and Arnos Corp., a company owned by Carl C. Icahn, caused distribution of funds held in the registry of the Bankruptcy Court to be paid to our 10-3/4% Senior Noteholders not affiliated with Arnos Corp. Certain other claims disputed by the Company were subsequently settled by us or adjudicated by the Bankruptcy Court. On June 29, 2001, the Bankruptcy Court entered an order approving one such settlement, which included mutual releases of all claims and causes of action between and among our Company, its shareholders, officers and directors, Andrews & Kurth LLP (together with certain members of the Committee of Unsecured Creditors) and the Creditors Trust Joint Plan Trustee. Recently, our Company and its affiliate, Gascon Partners, also owned by Mr. Icahn, completed the formation and implementation of the limited liability company mandated by the Plan or Reorganization and discussed below. As a result of Arnos and its affiliates' participation in the Plan of Reorganization, our stockholders received 51.1% of the equity in our newly-reorganized company. Arnos and its affiliates made certain significant financial commitments for the benefit of our Company pursuant to the Plan of Reorganization which was confirmed by the Bankruptcy Court. If the Plan of Reorganization had not been confirmed, it is likely that the assets of our Company would have been sold and our Company would have been liquidated with no equity remaining for our stockholders. Further, the Bankruptcy Court order authorizing the limited liability company is self-implementing with confirmation of the Plan of Reorganization and neither requires nor authorizes shareholder approval. Accordingly, we have effectively settled all matters relating to the bankruptcy proceeding.

REDEMPTION OF SENIOR NOTES

         In August 2001, our Company redeemed $16.4 million of its 10-3/4% Senior Notes and paid $5.2 million of related outstanding interest on such 10-3/4% Senior Notes in consideration of $10.9 million. The $10.9 million used to redeem the senior notes was obtained from Arnos Corp. pursuant to our existing credit facility, which prior to the $10.9 million in borrowings in August 2001, had no outstanding balance. As a result of the redemption, at August 31, 2001 our Company owes (i) an aggregate outstanding amount of $148.6 million of 10-3/4% Senior Notes, together with approximately $44.3 million of related deferred interest, $5.3 million of current interest, and (ii) an outstanding amount of $10.9 million in borrowings pursuant to a Revolving Note under our existing credit facility.

IMPLEMENTATION OF THE LIMITED LIABILITY COMPANIES

         As mandated by the Plan of Reorganization and the Bankruptcy Court, NEG Holding LLC ("Holding LLC"), a Delaware limited liability company, was formed in August 2000. In exchange for an initial 50% membership interest in Holding LLC, we have conveyed to Holding LLC all of our oil and gas properties on September 12, 2001 but effective as of May 1, 2001. Gascon Partners, a New York general partnership ("Gascon") has acquired from its affiliate, Shana Petroleum Company ("Shana"), Shana's sole membership interest in Shana National LLC, a Delaware limited liability company ("Shana National LLC"), into which Shana transferred 100% of its oil and gas properties. In exchange for its initial 50% membership interest in Holding LLC, Gascon contributed its sole membership interest in

Shana National LLC acquired from Shana, and cash, including the $10.9 million Revolving Note issued to Arnos Corp. (an affiliate of Gascon) evidencing the borrowings under our Company's credit facility. In connection with the foregoing, in August 2000 Holding LLC was formed, and effective as of May 1, 2001 Holding LLC initially owns 100% of the membership interest in NEG Operating LLC ("Operating LLC"), a Delaware limited liability company. All of the oil and gas assets conveyed by the Company and all of the oil and gas assets associated with Gascon's contribution to Holding LLC have been transferred from Holding LLC to Operating LLC on September 12, 2001 but effective as of May 1, 2001. As a result of the foregoing transactions and as mandated by the Plan of Reorganization, National Energy Group, Inc. is a holding company (i) the principal assets of which are our remaining cash balances (approximately $4.5 million as of the date of this Proxy Statement) and our initial 50% membership interest in Holding LLC, and (ii) the principal liabilities of which are our $25 million revolving credit facility with Arnos Corp. ($10.9 million outstanding as of the date of this Proxy Statement) and our 10-3/4% Senior Notes (approximately $198.2 million, including accrued and unpaid interest, outstanding as of the date of this Proxy Statement). None of our employees have been transferred to Holding LLC or Operating LLC.

         The management and operation of Operating LLC will be undertaken by our Company pursuant to a Management Agreement (the "Management Agreement") which we have entered into with Operating LLC. However, as described below, neither our officers nor directors will control the strategic direction of Operating LLC's oil and gas business, which shall be controlled by the managing member of Holding LLC. The Management Agreement provides that we will manage Operating LLC's oil and gas assets and business until the earlier of November 1, 2006 or such time as Operating LLC no longer owns any of the managed oil and gas properties. Our employees will conduct the day-to-day operations of Operating LLC's oil and gas properties, and all costs and expenses incurred in the operation of the oil and gas properties shall be borne by Operating LLC, although the Management Agreement provides that the salary of our Company's Chief Executive Officer shall be 70% attributable to the managed oil and gas properties, and the salaries of each of the General Counsel and Chief Financial Officer shall be 20% attributable to the managed oil and gas properties. In exchange for our management services, Operating LLC shall pay the Company a management fee of 115% of the actual direct or indirect administrative and reasonable overhead costs incurred by the Company in operating these oil and gas which either the Company or Operating LLC may seek to change within the range of 110%-115% as such change is warranted; however, the parties agreed to consult with each other to ensure that such administrative and reasonable overhead costs attributable to the managed properties are properly reflected in the management fee paid to the Company. In addition, Operating LLC has agreed to indemnify us to the extent we incur any liabilities in connection with our operation of the assets and properties of Operating LLC, except to the extent of our gross negligence or misconduct.

         The Operating Agreement governing Holding LLC (the "Holding Operating Agreement") provides for the management of Holding LLC by Gascon and that, subject to the managing member's discretion based on its business views and financial conditions, it is the present intention of Holding LLC to continue to conduct drilling and exploration activities and seek additional reserves in the ordinary course of business. Pursuant to the Holding Operating Agreement, the losses of Holding LLC shall be allocated first to Gascon until Gascon's capital account is reduced to zero; and second to the Company until our capital account is reduced to zero. Initially, each of our company and Gascon have capital accounts equal to $111 million. Profits shall be allocated as follows: first, to our Company in an amount sufficient to cancel any losses previously allocated to us; second, to Gascon in an amount sufficient to cancel any losses previously allocated to Gascon; third, 5% to Gascon and 95% to us until the aggregate amount of profits allocated to us is equal to the Excess Allocation Amount(1) of approximately

----------
(1) As such term is defined in the Holding Operating Agreement, attached as Exhibit "1" to this Proxy Statement.

$91.2 million; fourth, to Gascon in an amount equal to the aggregate amount of all deductions for Special Deductions(1) (which include intangible drilling and development costs) allocated to Gascon reduced by any profits previously received by Gascon for these deductions; fifth, to Gascon in an amount equal to the sum of all Guaranteed Payments(1) and any accrued interest on the Guaranteed Payments; sixth, 95% to Gascon and 5% to the Company until the aggregate amount allocated to Gascon is equal to the $91.2 million referenced above as the Excess Allocation Amount; and seventh, to both Gascon and the Company in accordance with their respective capital contributions to Holding LLC.

         The Holding Operating Agreement requires that distributions shall be made to both our Company and Gascon as follows: first and through November 1, 2006, to us in an amount equal to the Guaranteed Payments(1) and Priority Amounts(1); second, to Gascon in an amount equal to the Redemption Amount(1); and third, to us and Gascon in accordance with our then respective Holding LLC membership interests.

         Pursuant to the Operating Agreement governing Operating LLC, all profits and loses of Operating LLC shall be allocated to Holding LLC. Furthermore, to the extent funds are available, Operating LLC is required to distribute to Holding LLC funds in an amount which is sufficient to make the distributions to the us and Gascon under the Holding Operating Agreement. As a result of the distribution provisions of the Holding LLC Operating Agreement, we will not have any excess cash available for distribution to our shareholders until such time as (1) the Guaranteed Payments(1) and NEG Priority Amounts(1) are paid by Holding LLC to us and used by us to repay our outstanding indebtedness, which is required by its terms to be paid in full by 2006, and (2) the Redemption Amount(1) and accrued interest thereon is paid by Holding LLC to Gascon, which payments will approximate the aggregate Guaranteed Payments(1) and NEG Priority Amounts(1) paid to us. Any distributions thereafter will be dependent on the successful operations of Operating LLC and the Holding LLC as well as our continued ownership of a membership interest in Holding LLC.

         The Holding Operating Agreement also contains a provision that allows Gascon at any time, in its sole discretion, to redeem our membership interest in Holding LLC at a price equal to the fair market value of such interest determined as if Holding LLC had sold all of its assets for fair market value and liquidated. Since all of our Company's operating assets and oil and gas properties have been contributed to the Holding LLC, following such a redemption and, as noted above, our principal assets would consist solely of our cash balances. Furthermore, in the event that such redemption right is exercised by Gascon and there follows a liquidation and distribution of the partnership proceeds, we may be obligated to use the proceeds that we would receive for our Holding LLC redeemed membership interest to pay outstanding indebtedness and operating expenses before any distribution of such proceeds to our shareholders. Following the payment of our indebtedness (consisting of the 10-3/4% Senior Notes, accrued interest thereon and $10.9 million in borrowings under our revolving credit facility with Arnos Corp.) and our operating expenses, there is a substantial risk that there will be no proceeds remaining for distribution to our shareholders. Following a meeting of our Board of Directors on August 30, 2001 at which the transactions relating to the implementation of the Management Agreement, Holding LLC and Operating LLC were unanimously approved and determined to be in accordance with the Bankruptcy Court ordered Plan of Reorganization, Gascon informed the Board of Directors that, to date, it had given no material consideration as to when or whether it would exercise its redemption right, but further indicated that it would not give any assurance that the right could not be exercised at some time in the future.

----------
(1) As such term is defined in the Holding Operating Agreement, attached as Exhibit "1" to this Proxy Statement.

         The preceding is a summary of the material terms and provisions of the Holding LLC Operating Agreement, the Operating LLC Operating Agreement and the Management Agreement. These Agreements are attached to this Proxy Statement as Exhibits 1, 2, and 3, respectively, and are incorporated by reference into this Proxy Statement in their entirety. The Board of Directors has approved, adopted and authorized the formation and implementation of the limited liability companies as being in compliance with the Plan of Reorganization as confirmed by the Bankruptcy Court. We encourage you to carefully read all of these agreements for the precise terms thereof and other information that may be important to you.

VOTING PROXIES

         A proxy card accompanies this Proxy Statement. All properly-executed proxies that are not revoked will be voted at the meeting and at any postponements or adjournments in accordance with the instructions contained on the proxy cards. Proxies containing no instructions will be voted FOR all nominees as directors and IN FAVOR of the ratification of KPMG LLP as our auditors during 2001. It is unlikely, but possible, that the meeting may be adjourned and additional proxies solicited, if the vote necessary to approve directors has not been obtained. Any adjournment of the meeting will require the affirmative vote of the holders of at least a majority of the shares represented at the meeting, whether in person or by proxy (regardless of whether those shares constitute a quorum).

         A shareholder who has executed and returned a proxy may revoke such proxy at any time before it is voted at the meeting by (i) executing and returning a proxy bearing a later date, (ii) filing written notice of such revocation with the Secretary of our Company stating that the proxy is revoked, or (iii) attending the meeting and voting in person. Mere attendance at the meeting will not revoke a properly-executed proxy.

QUORUM AND REQUIRED VOTE

         Quorum. The presence, in person or proxy, of holders of common stock representing in the aggregate not less than a majority of the total number of outstanding shares of common stock and on August 31, 2001 will constitute a quorum for the meeting.

         Required Vote. Holders of common stock on August 31, 2001 will be entitled to one vote per share on each matter of business properly brought before the meeting, including one vote per share on each of the nominees for director and ratification of KPMG LLP as our auditors during 2001.

         Holders of common stock have the right to elect five (5) members of the Board of Directors, as proposed in the "Director Election Proposal." Every holder of common stock on August 31, 2001 shall have the right to vote, in person or by proxy, the number of shares of common stock owned for each director to be elected. Cumulative voting in the election of directors is not permitted. Directors are elected by the plurality of the votes cast by the shares entitled to vote in the election.

         Abstentions and broker non-votes will not be counted as votes either FOR or AGAINST any matters, NOR will such abstentions and broker non-votes be counted toward determining a quorum.

         Vote by Directors and Officers. At August 31, 2001, directors and officers of the Company had the right to vote through proxy, beneficial ownership or otherwise an aggregate of 274,167 shares of common stock, or approximately 2.5% of the issued and outstanding common stock. We have been advised that the directors and officers of our Company intend to vote FOR all nominees for director and

IN FAVOR of KPMG LLP as our auditors during 2001. All of these directors and officers of our Company will have an interest in the election of directors. See "Security Ownership of Certain Beneficial Owners and Management."

PROXY SOLICITATION; EXPENSES

         Solicitation of proxies may be made by mail by directors, officers, employees and agents of our Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, facsimile and email by directors, officers and regular employees without special compensation; except that directors, officers and employees of our Company may be reimbursed for out-of-pocket expenses in connection with any solicitation of proxies. We have requested banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial holders or owners of capital stock held of record by such persons, and we will reimburse reasonable forwarding expenses upon the request of such recordholders.

         Although we do not anticipate retaining a proxy solicitation firm to aid in solicitation of proxies from our shareholders, if such a firm is retained, it would be paid customary fees and would be reimbursed by us for out-of-pocket expenses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following tables set forth, to the best of our knowledge, information as to the ownership of common stock held by (i) each person or entity who owns of record as of August 31, 2001 or who is known by us to own beneficially 5% or more of the outstanding shares of such stock; (ii) directors; and (iii) all directors and officers as a group, as of August 31, 2001. Except as otherwise indicated, ownership of shares by the persons named below includes sole voting and investment power held by such persons.

         Security Ownership of Certain Beneficial Owners. The following table sets forth as of August 31, 2001, the individuals or entities known to us to own more than 5% of our Company's outstanding shares of capital stock.

        NAME AND ADDRESS                                           NUMBER               PERCENT
       OF BENEFICIAL OWNER                TITLE OF CLASS          OF SHARES           OF CLASS(1)
      ----------------------              --------------         ----------           -----------
      Carl C. Icahn.........               common stock          5,584,044(2)            49.9%
        767 Fifth Avenue
        47th Floor
        New York, NY 10153

----------
(1) Based upon the 11,190,650 shares of common stock that were outstanding on August 31, 2001. For each person or group, the percentages are calculated on the basis of the amount of outstanding securities of the particular class plus any securities that such person or group has the right to acquire within 60 days of August 31, 2001 pursuant to options, warrants, conversion privileges or other rights; however, all such options, warrants and other security interests were cancelled upon confirmation of the Plan of Reorganization in the bankruptcy proceeding.

(2) Arnos Corp. is the record and beneficial owner of 4,656,889 of these shares; Icahn & Co., Inc. is the record owner of 509,900 of these shares, which are beneficially owned by High River Limited Partnership; and High River Limited Partnership is the record and beneficial owner of 417,255 of these shares. Mr. Icahn, by virtue of his relationships to Arnos Corp. and High River Limited Partnership, may be deemed to beneficially own (as that term is defined in Rule 13d-3 under the Exchange Act) these shares. Mr. Icahn disclaims beneficial ownership of such shares for all other purposes. Mr. Robert J. Mitchell and Mr. Russell D. Glass, present and nominee directors of our Company and affiliates of Arnos Corp. and High River Limited Partnership, disclaim any beneficial ownership of these shares. Mr. Martin L. Hirsch, a present director of our Company and affiliate of Arnos Corp. and High River Limited Partnership, also disclaims any beneficial ownership of these shares.

         Security Ownership of Directors and Management. The following table sets forth information concerning the beneficial ownership of the capital stock as of August 31, 2001 by each of our present directors and executive officers, and our directors and executive officers as a group.

                NAME AND ADDRESS OF                                 NUMBER              PERCENT
                 BENEFICIAL OWNER             TITLE OF CLASS      OF SHARES           OF CLASS(1)
       -----------------------------------    --------------      ----------          -----------
       Bob G. Alexander...................    Common Stock         57,000(2)               (16)
         4925 Greenville Avenue
         Suite 1400
         Dallas, TX 75206
       Robert H. Kite.....................    Common Stock         84,262(3)               (16)
         6910 East Fifth Street
         Scottsdale, AZ 85251
       R. Kent Lueders....................    Common Stock         43,572(4)               (16)
         4925 Greenville Avenue
         Suite 1400
         Dallas, Texas 75206
       Philip D. Devlin...................    Common Stock         14,495(5)               (16)
         4925 Greenville Avenue
         Suite 1400
         Dallas, TX 75206
       Rick L. Kirby......................    Common Stock         14,864(6)               (16)
         4925 Greenville Avenue
         Suite 1400
         Dallas, TX 75206
       Melissa H. Rutledge................    Common Stock          1,428(7)               (16)
         4925 Greenville Avenue
         Suite 1400
         Dallas, TX 75206
       Lori K. Mauk.......................    Common Stock            276(8)               (16)
         4925 Greenville Avenue
         Suite 1400
         Dallas, TX 75206
       Robert J. Mitchell.................    Common Stock             --(9)               (16)
         767 Fifth Avenue
         New York, NY 10153
       Jack G. Wasserman..................    Common Stock             --(10)              (16)
         111 Broadway
         New York, NY 10006
       Russell D. Glass...................    Common Stock             --(11)              (16)
         767 Fifth Avenue
         New York, NY 10153
       Martin L. Hirsch...................    Common Stock             --(12)              (16)
         767 Fifth Avenue
         New York, NY 10153
       James M. Price.....................    Common Stock             --(13)              (16)
         4925 Greenville Avenue
         Suite 1400
         Dallas, TX 75206

       David V. Rigsby....................    Common Stock              --(14)                (16)
         4925 Greenville Avenue
         Suite 1400
         Dallas, TX 75206
       Randall D. Cooley..................    Common Stock              --(15)                (16)
         4925 Greenville Avenue
         Suite 1400
         Dallas, TX 75206
       All officers and directors as a
       group (14 people)..................    Common Stock         215,897(17)             2.0%

----------

(1) As of August 31, 2001 there were 11,190,650 shares of our common stock issued and outstanding. All stock options, warrants or other equity interests were cancelled pursuant to the Plan or Reorganization in the bankruptcy proceeding.

(2)    Shares held directly by Mr. Alexander.

(3) Mr. Kite is Chief Operating Officer and a 33.0% beneficial owner of KFT, Ltd. and may be deemed to be the beneficial owner of shares held by KFT, Ltd. KFT, Ltd. holds 59,285 shares and Mr. Kite holds 24,977 shares directly.

(4)    Shares held directly by Mr. Lueders.

(5)    Shares held directly by Mr. Devlin.

(6)    Shares held directly by Mr. Kirby.

(7) Shares held directly by Ms. Rutledge. Effective May 2001, Ms. Rutledge resigned as an officer and is currently employed by the Company in a part-time capacity.

(8)    Shares held directly by Ms. Mauk.

(9) Mr. Mitchell holds no stock or options and disclaims beneficial ownership of any stock attributable to Arnos Corp., Icahn Associates Corp. or High River Limited Partnership.

(10)   Mr. Wasserman holds no stock or options.

(11) Mr. Glass holds no stock or options and disclaims beneficial ownership of any stock attributable to Arnos Corp., Icahn Associates Corp. or High River Limited Partnership.

(12) Mr. Hirsch holds no stock or options and disclaims beneficial ownership of any stock attributable to Arnos Corp., Icahn Associates Corp. or High River Limited Partnership.

(13)   Mr. Price holds no stock or options.

(14)   Mr. Rigsby holds no stock or options.

(15)   Mr. Cooley holds no stock or options.

(16)   Less than one percent.

(17) Includes a total of 274,167 shares held directly by the executive officers and directors.

DIRECTORS AND EXECUTIVE OFFICERS

         The following table lists the name, age as of August 31, 2001 and present position for each of our Company's directors and executive officers:

                 NAME                      AGE          PRESENT POSITION WITH THE COMPANY
         -------------------              ----        -----------------------------------
         Bob G. Alexander *                68         Chairman of the Board of Directors,
                                                              President and Chief Executive Officer
         Russell D. Glass *                39         Director
         Martin L. Hirsch **               46         Director
         Robert H. Kite *                  47         Director
         Robert J. Mitchell *              54         Director
         Jack G. Wasserman *               64         Director
         Randall D. Cooley                 47         Vice President and Chief Accounting Officer
         Philip D. Devlin                  57         Vice President, General Counsel and Secretary
         Rick L. Kirby                     47         Vice President, Drilling and Production
         R. Kent Lueders                   44         Vice President, Corporate Development
         Lori K. Mauk                      40         Vice President, Product Marketing
         James M. Price                    54         Vice President, Geophysics
         David V. Rigsby                   49         Vice President, Land

*     Current nominee as a Director.
** Mr. Hirsch is a current Director whose term will expire concurrently with the holding of this Annual Meeting and who will not stand for re-election at this Meeting.

         Bob G. Alexander. Mr. Alexander, a founder of Alexander Energy Corporation, was appointed to the Board of Directors of the Company when Alexander Energy Corporation merged into National Energy Group on August 29, 1996. He was appointed President and Chief Executive Officer of the Company on November 23, 1998. From 1980 until the merger, he served as Chairman of the Board, President and Chief Executive Officer of Alexander Energy Corporation. From 1976 to 1980, he served as Vice President and General Manager of the Northern Division of Reserve Oil, Inc. and President of Basin Drilling Corp., subsidiaries of Reserve Oil and Gas Company. Mr. Alexander attended the University of Oklahoma and graduated with a Bachelor of Science degree in Geological Engineering.

         Russell D. Glass. Mr. Glass was appointed to the Board of Directors of the Company on December 1, 1998. Mr. Glass has served as President and Chief Investment Officer of Icahn Associates Corp., a diversified investment firm owned by Carl C. Icahn, since April 1998. Since April 2000, he has also served as President and Chief Executive Officer of Cadus Pharmaceutical Corp., a firm that holds various biotechnology patents. Since August 1998 he has also served as Vice-Chairman of Lowestfare.com, Inc., an internet travel reservations company. Previously, Mr. Glass had been a Partner in Relational Investors LLC, from 1996 to 1998, and in Premier Partners Inc., from 1988 to 1996, firms engaged in investment research and management. From 1984 to 1986 he served as an investment banker with Kidder, Peabody & Co. Mr. Glass served as a Director of Automated Travel Systems, Inc., a travel industry software development firm. He currently serves as a Director of Axiom Biotechnologies, Inc., a pharmacology profiling company; Cadus Pharmaceutical Corporation; Next Generation Technology Holdings, Inc.; and the A.G. Spanos Corporation, a national real estate development firm and owner of the NFL San Diego Chargers Football Club. Mr. Glass earned a Bachelor of Arts degree in Economics from Princeton University and a Master of Business Administration from the Stanford University Graduate School of Business.

         Martin L. Hirsch. Mr. Hirsch was appointed to the Board of Directors of the Company on December 1, 1998. Mr. Hirsch is currently Executive Vice President of American Property Investors, Inc., which is owned by Carl C. Icahn, and has been employed there since March 18, 1991 where he is involved in investing, managing and disposing of real estate properties and securities. From January 1986 to January 1991, he was at Integrated Resources, Inc. as a Vice President and where he was involved in the acquisition of commercial real estate properties and asset management. From 1985 to 1986, he was a Vice President of Hall Financial Group where he was involved in acquiring and financing commercial and residential properties. Mr. Hirsch received his Master of Business Administration from The Emory University Graduate School of Business.

         Robert H. Kite. Mr. Kite was appointed to the Board of Directors of the Company on December 17, 1991. Previously, he served on the Board of Directors of VP Oil, Inc. from November 1987 until June 1991, at which time it was merged with Big Piney Oil and Gas Company to form National Energy Group. Since 1980, he has served as President and Chief Operating Officer of KFC, Ltd., a family-owned company with operations that include real estate development, investments and medical MRI clinics. Since 1982, he has also served as Chief Executive Officer of Roamin' Korp, Inc., a company engaged in construction, recording, mining and equity investments. Mr. Kite graduated from Southern Methodist University with a Bachelor of Science degree in Psychology and Political Science.

         Robert J. Mitchell. Mr. Mitchell was appointed to the Board of Directors of the Company on August 29, 1996. Since March 1995, he has been the Senior Vice President -- Finance of ACF Industries, Incorporated, a privately-held railcar leasing and manufacturing company which is owned by Carl
C. Icahn, and was Treasurer of ACF from December 1984 to March 1995. He has also served as President and Treasurer of ACF Industries Holding Corp., a privately held holding company for ACF, since August 1993. He also serves as a Director of Stratosphere Corporation, an affiliate of Carl C. Icahn, which operates the Stratosphere Hotel and Casino, since October 14, 1998. Mr. Mitchell received his Bachelor of Science Degree in Business Administration from St. Francis College.

         Jack G. Wasserman. Mr. Wasserman was appointed to the Board of Directors of the Company on December 1, 1998. He is currently a senior partner of Wasserman, Schneider, Babb and Reed, a New York law firm, and has been a partner of that firm and its predecessors since 1966. Mr. Wasserman is admitted to practice before the Supreme Court of the United States and in the states of New York, Florida and in the District of Columbia. He serves as a Director of American Property Investors, Inc., the general partner of American Real Estate Partners, L.P. which is an affiliate of Carl C. Icahn and whose units are traded on the New York Stock Exchange, and Cadus Pharmaceutical Corporation of which Carl C. Icahn is the largest single shareholder and whose shares are traded on the NASDAQ National Market. Mr. Wasserman earned a Bachelor of Arts degree from Adelphi University, a Juris Doctorate degree from Georgetown University, and a Graduate Diploma from the Johns Hopkins University School of Advanced International Studies in Bologna, Italy.

         Randall D. Cooley. Mr. Cooley joined the Company in April 2001 as Vice President and Chief Accounting Officer. From 1989 until 2001, Mr. Cooley was Vice President, Controller and Chief Financial Officer for Shana Petroleum Company. He began his career in 1978 with Pennzoil Oil Company in Houston. From 1980 until 1984 he worked in public accounting and from 1984 until 1989 he was controller for Rebel Drilling Company and Wildcat Well Service. Mr. Cooley earned a Bachelor of Science in Business Administration, with a Major in Accounting from the University of Southern Mississippi and is a licensed Certified Public Accountant in the State Of Mississippi.

         Philip D. Devlin. Mr. Devlin has served as Vice President, General Counsel and Secretary of the Company since March 1997. From October 1994 through February 1997, he served as President and Chief Executive Officer of Sunrise Energy Services, Inc., a publicly-held natural gas marketing company. From September 1984 through October 1994, he served as Executive Vice President, General Counsel and Secretary of Sunrise Energy Services, Inc. In July 1995, Sunrise Energy Services, Inc. filed to reorganize under Chapter 11 of the United States Bankruptcy Code, and in February 1997 a Plan of Reorganization was confirmed by the Bankruptcy Court. He is licensed by the State Bar of Texas, admitted to practice before the Supreme Court of the United States and is a past President and Director of the Natural Gas and Electric Power Association of North Texas. Mr. Devlin earned a Bachelors of Arts degree and a Master of Arts degree from the University of California, and a Juris Doctor degree with honors from California Western School of Law, San Diego, California.

         Rick L. Kirby. Mr. Kirby was appointed Vice President, Drilling and Production in September 2000. Previously, since May 1998, he served as Director of Operations for the Company. He joined the Company in November 1996 as Group Manager of Offshore Operations. From 1991 to 1996, he served as a Senior Offshore Engineer for Enserch Exploration, Inc. and PG&E Resources. From 1977 to 1991, he held various engineering and management positions with Louisiana Land and Exploration, C&K Petroleum and Amoco Production Company. Mr. Kirby earned a Bachelor of Science degree in Petroleum Engineering from the University of Oklahoma in 1977.

         R. Kent Lueders. Mr. Lueders joined the Company as Director of Corporate Development in April 1998 and was appointed to Vice President of the Company in September 1998. Previously, he was Manager of Acquisitions for Merit Energy from 1996 until he joined the Company in April 1998. He also worked as a consulting evaluation engineer for RK Engineering from 1994 through 1996. Prior to this he was the Product Line Manager with Munro Garrett International from 1993 to 1994. From 1982 to 1993, he was Manager of Engineering Services for Pacific Enterprises Oil Company (USA) where he managed the reserves, budget and engineering systems. He began his career with Amoco Production Company in 1979 as an engineer working East and West Texas. Mr. Lueders earned a Bachelor of Science degree in Petroleum Engineering from the University of Missouri at Rolla in 1979.

         Lori K. Mauk. Ms. Mauk was appointed Vice President, Marketing for the Company in September 2000. From 1997 until her appointment to Vice President, she served as made Marketing Manager for the Company. Effective with the August 1996 merger of Alexander Energy Corporation into the Company, she became Coordinator of Marketing. From 1992 to August 1996, she was Marketing Manager for Alexander Energy Corporation. From 1980 to 1996, she served as Marketing Manager and Assistant Supervisor of Revenue for Petroleum Investments, Ltd. and the parent company Bradmar Petroleum Corporation. Ms. Mauk studied Mathematics and Engineering at Rose State College.

         James M. Price. Mr. Price was appointed Vice President, Geophysics in September 2000. He joined the Company in July of 1998 as Senior Geophysicist and was named Director of Exploration in August of 1998, while continuing to serve the function of geophysical interpreter. Previously, he was employed by Enserch Exploration, Inc., where he held various exploration positions ranging from Senior Geophysicist to Director of Domestic Onshore Exploration from 1978 until he joined the Company. He also held various geophysical positions with Texaco, Cities Service Oil Company and Columbia Gas Development Corp. from 1969 through 1978. Mr. Price earned a Bachelor of Science degree in Physics from Lamar University.

         David V. Rigsby. Mr. Rigsby joined the Company in June 1998 as District Landman and in September 2000 was appointed Vice President, Land. Mr. Rigsby has 26 years of experience working in the energy industry including the areas of exploration, production, acquisitions and divestitures. From

1996 until he joined the Company in 1998, he served as Senior Staff Landman for Lyco Energy Corporation. Previously, he worked as an independent land consultant for Hunt Oil Corporation from 1993 to 1996. He also held various landman and land manager positions for Pacific Enterprises Oil Company (USA) from 1977 through 1993. He began his career with Texaco, Inc. in 1974 as an associate landman. He earned a Bachelor of Science degree in Business Administration from the University of Tulsa in 1974.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         We had no delinquent filers and no former officers who resigned during the year ended December 31, 2000 were required to file a Form 5 for that period.

AUDIT COMMITTEE, COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Our Company's Board of Directors acted en banc on all matters during the duration of the bankruptcy proceeding. However, with the Company's emergence from bankruptcy, a Compensation Committee was formed in August 2000, consisting of Messrs. Robert J. Mitchell, Martin L. Hirsch and Bob G. Alexander. In addition, an Audit Committee was formed and an Audit Committee Charter was ratified and adopted in November 2000. The Audit Committee consists of Messrs. Robert H. Kite and Jack G. Wasserman.

         The Board of Directors held seven regular and special meetings during the year ended December 31, 2000 and nine meetings through August 31, 2001. The Audit Committee held two regular meetings during 2000 and ten meetings through August 31, 2001. The members of the Audit Committee conferred on numerous other occasions by telephone and e-mail with respect to various issues related to the business of our Company. The Compensation Committee did not hold any meetings during 2000 and one meeting was held through August 31, 2001. Each of the regular and special meetings of the Board of Directors were attended by all Directors, except that Mr. Mitchell was absent from two such meetings and Mr. Wasserman absent from one such meeting. Each member of the Audit Committee and Compensation Committee were in attendance at all meetings of their respective committees. Mr. Wasserman is a member of the Board of Directors and audit committee of both (i) American Property Investors, Inc., the General Partner of American Real Estate Partners, LLP (NYSE: AREP), and (ii) Cadus Pharmaceutical Corporation, a publicly traded corporation. Mr. Carl C. Icahn controls AREP and is the largest single shareholder of Cadus. Neither AREP nor Cadus have conducted any business with the Company. Messrs. Glass, Hirsch and Mitchell each served as members of one or more Boards of Directors of publicly traded companies affiliated with Mr. Icahn, none of which have done any business with our Company. Messrs. Glass, Hirsch and Mitchell are employed by entities owned by Mr. Icahn.

REPORT OF THE AUDIT COMMITTEE

To the Shareholders of National Energy Group, Inc.:

         The Audit Committee of the Board is responsible for, among other things, considering the appointment of the independent auditors for the Company, reviewing with the auditors the plan and scope of the audit and audit fees, monitoring the adequacy of reporting and internal controls, and meeting periodically with internal and independent auditors. Under the rules of the NYSE or other listing exchanges, all of the members of the Audit Committee are deemed to be independent.

         In connection with the December 31, 2000 financial statements, the Audit Committee (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the auditors the matters required by Statement on Auditing Standards No. 61; and (iii) received and discussed with the auditors the matters required by Independence Standards Board Statement No. 1 and considered the compatibility of non-audit services with the auditor's independence. Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Company's audited financial statements be included in the Securities and Exchange Commission Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

         Audit Fees. In November 2000, the Audit Committee approved and adopted an Audit Committee Charter, which is attached to this Proxy Statement as Exhibit "4". Fees approved by the Audit Committee for the last fiscal year and through August 31, 2001 were: (i) audit related fees and expenses -- $276,426.00, (ii) other (tax preparation and/or tax audit fees) -- $22,500.00, and (iii) all other non-audit --$12,534.44.
                             Submitted by The Audit Committee of
                             the Board of Directors
                                     Jack G. Wasserman, Chairman
                                     Robert H. Kite

EXECUTIVE OFFICERS

         The executive officers are elected annually at the first meeting of our Company's Board of Directors held after each annual meeting of shareholders. Each executive officer holds office until the first meeting of the Board of Directors after the next annual meeting of shareholders succeeding his or her election and until his or her successor is duly elected and qualified, or until his or her death or resignation, or until he or she shall have been removed in the manner provided in the Company's bylaws. Due to the bankruptcy proceeding, no annual meeting of shareholders was held during 1999 or 2000.

REPORT OF THE COMPENSATION COMMITTEE; REPORT ON EXECUTIVE COMPENSATION

To the Shareholders of National Energy Group, Inc.:

         The Compensation Committee advises the Board of Directors and management concerning compensation for its executive officers. The Compensation Committee assumes responsibility for all matters relating to compensation; provided that directors who are executive officers or employees shall abstain from all matters in which they have a vested interest. Compensation for executive officers is based on the principle that compensation must be competitive to enable our Company to motivate, attract and retain highly qualified and talented employees to lead and grow our business and, at the same time, provide rewards which are closely linked to our Company's and the individual's performance.

         The Compensation Committee considers management skills, long term performance, operating results, unusual accomplishments as well as economic conditions and other external events that affect our Company's operations.

         In addition to salaries, bonuses, stock options or other incentives are considered once annually based on performance, length of service or other noted accomplishments in helping to increase the performance, reserves and/or cash flows of our Company. Options were previously granted under the National Energy Group, Inc. 1996 Incentive Compensation Plan which has been terminated as a result of the Plan of Reorganization. Presently, there are no stock options authorized or outstanding, nor any stock option plan in effect.

         With respect to Mr. Alexander's base compensation, the Board of Directors recognized that the growth and performance of our Company is dependent on the efforts and results of its executive officers and in particular its Chief Executive Officer. Mr. Alexander's base salary of $250,000 per year was determined to reflect his increased responsibilities to the Company during both the period of financial instability which eventually culminated in the bankruptcy proceeding and the successful reorganization of our Company once it emerged from the bankruptcy proceeding.

         Base Salary. The base salary for each officer is determined in consideration of the following factors: experience, personal performance, the median salary levels in effect for comparable positions within and outside the industry, geographical location and internal comparability considerations. The weight given to each of these factors may differ from individual to individual as the Compensation Committee deems appropriate. In selecting comparable companies for the purposes of maintaining competitive compensation, the Compensation Committee considers many factors, including geographic location, growth rate, annual revenue, profitability and market capitalization. The Compensation Committee also considers companies outside the industry which may compete with us in recruiting executive talent.

         Executive Compensation. The following table sets forth the cash compensation received by the Company's Chief Executive Officer and each of the next four most highly compensated executive officers whose cash compensation exceeded $100,000 for the fiscal year ended December 31, 2000, and whose base salary plus bonus equaled or exceeded $100,000. Such table also includes option grants in the last fiscal year for such officers and aggregate option/SAR exercises during the last fiscal year and year-end option/SAR values. As all options, warrants or other equity interests were cancelled pursuant to the Plan of Reorganization, no such grants currently exist or were exercisable during the last fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                                                              COMPENSATION AWARDS
                                                                           -------------------------
                                                         ANNUAL            RESTRICTED
                                                      COMPENSATION(1)        STOCK       SECURITIES          ALL
                                               -------------------------     AWARDS      UNDERLYING         OTHER
 NAME AND PRINCIPAL POSITION             YEAR    SALARY($)      BONUS($)      ($)       OPTIONS(#)(2)   COMPENSATION($)
----------------------------            -----  ------------   ----------   ----------   -------------   ---------------
Bob G. Alexander...........              2000    $250,000          --            --             --         $128,125(3)
    President and Chief                  1999     270,833          --            --             --         $112,500(4)
    Executive Officer                    1998     150,000          --            --         37,500               --
Jim L. David...............              2000     125,000          --            --             --           63,750(5)
    Vice President, Exploration          1999     135,417          --            --             --               --
    And Exploitation                     1998     142,169          --            --             --          197,000(6)
Philip D. Devlin...........              2000     180,000          --            --             --           90,000(7)
    Vice President,                      1999     180,000          --            --             --               --
    General Counsel                      1998     205,000          --            --             --               --
R. Kent Lueders............              2000     122,000          --            --             --           60,000(8)
    Vice President, Corporate            1999     120,000          --            --             --               --
    Development                          1998      86,385          --            --             --               --
Melissa H. Rutledge........              2000     115,000          --            --             --           58,937(9)
    Vice President, Controller           1999     111,875          --            --             --               --
    And Chief Accounting Officer         1998     107,000          --            --             --               --

----------
(1) Excludes the aggregate, incremental cost of perquisites and other personal benefits, securities or property, the aggregate amount of which, with respect to the named individual, does not equal or exceed the lesser of $50,000 or 10% of reported annual salary and bonus for such person.

(2) All stock options, warrants or other equity interests were cancelled pursuant to confirmation of the Plan of Reorganization.

(3) Mr. Alexander received $125,000 pursuant to the Bankruptcy Court ordered Severance Program which provided certain benefits to all employees who remained with our Company during the course of the bankruptcy proceeding. In addition, Mr. Alexander received $3,125 in matching funds pursuant to our 401(K) Plan.

(4) Mr. Alexander was paid $112,500 (the amount remaining pursuant to the acquisition of Alexander Energy Corporation) as partial compensation for his appointment as the Company's President and Chief Executive Officer in November 1998.

(5) Mr. David received $62,500 pursuant to the Bankruptcy Court ordered Severance Program. In addition, Mr. David received $1,250 in matching funds pursuant to our 401(K) Plan.

(6) Mr. David's employment was terminated in July 1998, and these amounts were paid pursuant to a Separation Agreement. Mr. David was subsequently rehired in December 1998 and, thereafter, resigned as both an officer and director in August 2001.

(7) Mr. Devlin received $90,000 pursuant to the Bankruptcy Court ordered Severance Program.

(8) Mr. Lueders received $60,000 pursuant to the Bankruptcy Court ordered Severance Program.

(9) Ms. Rutledge received $57,500 pursuant to the Bankruptcy Court ordered Severance Program. In addition, Ms. Rutledge received $1,437 in matching funds pursuant to our 401(K) Plan. Ms. Rutledge became a part-time employee effective May 2001.

         Long-Term Incentive Plan Awards Table. The Company does not have any long-term incentive plans or defined benefit or actuarial plans. Therefore, the tables on long-term incentive plan awards and pension plans are omitted.

         401(K) Savings Plan. We have an employee savings plan qualified under
Section 401 of the United States Internal Revenue Code of 1986, as amended (the "401(K) Plan"). In October 2000, our 401(K) Plan was amended to provide for our Company to make matching contributions equal to a maximum of up to 5% of each eligible employee's contribution up to $10,000.

         Employee Stock Purchase Plan. Contributions to our Employee Stock Purchase Plan implemented pursuant to Section 423(b) of the United States Internal Revenue Code of 1986, as amended, were suspended during the pendancy of the bankruptcy proceeding. Additionally, there was no employee participation through April 2001 when the plan was dissolved and distributions made to the employees in accordance with the plan's provisions.

         Compensation of Directors. Non-employee Board of Directors members are compensated in the amount of $1,000 for each official Board of Directors' meeting and $500 for each Board of Directors' committee meeting, unless such committee meeting is held at the time of, or in conjunction with, an official Board of Directors' meeting. Members of the Audit Committee receive $15,000 annually for serving on this committee. In addition, members of the Board of Directors have been granted stock options in past years. However, no stock options were granted to directors during the pendancy of the bankruptcy proceeding, and with confirmation of the Plan of Reorganization, all such stock options, warrants and other equity interests were cancelled.

         Upon consummation of the Alexander Energy Corporation merger, Mr. Bob
G. Alexander entered into a consulting agreement with the Company for a term running from September 1996 to September 1999 at a compensation level of $150,000 per year. Effective November 1998, Mr. Alexander was appointed President and Chief Executive Officer of our Company at an annual salary of $250,000 per year. In January 1999, Mr. Alexander was paid the outstanding amount of $112,500 due under his consulting agreement as partial compensation for his appointment as President and Chief Executive Officer and such agreement was terminated.

         In addition, other incidental compensation to executive officers and directors is paid from time to time, consisting primarily of health insurance and reimbursement for travel and entertainment expenses on behalf of our Company.

         Employment Agreements. All employment and/or change of control agreements were cancelled pursuant to confirmation of the Plan of Reorganization. Currently, no employees have employment or change of control agreements.

         Severance Program. Pursuant to an order of the Bankruptcy Court dated September 7, 1999, a Severance Program was put into effect for all employees of our Company. The Severance Program provided for contingent payments as follows:
(a) a "stay-pay" component payable on the earlier of an employee's termination without cause, the closing of a sale of substantially all our Company's assets, or the confirmation of a plan of reorganization; and (b) a "severance" component, whereby upon termination of any employee who did not obtain new employment, or was not offered a permanent job in Dallas, Texas for a period of at least one year at the same pay and benefits, would be entitled to certain severance benefits. No severance payments were made or were required to be made under the Severance Program pursuant to confirmation of the Plan of Reorganization. The order also provided that any employee who participated in the Severance Program waived and released any and all claims arising from any current employment agreement with the Company. Mr. Devlin, Mr. Lueders and Ms. Rutledge were the only holders of employment agreements as of the date of the order. Effective October 1, 1999, each of Mr. Devlin, Mr. Lueders and Ms. Rutledge agreed to participate in the Severance Program and voided their employment agreements. Currently, there are no remaining obligations under the employment agreements or Severance Program.

                                    Submitted by the Compensation Committee of the Board of Directors
                                         Robert J. Mitchell, Chairman
                                         Bob G. Alexander
                                         Martin L. Hirsch

CORPORATE PERFORMANCE

         The following graph shows a five year comparison of cumulative total shareholder returns for our Company, the NASDAQ Market Index (the "Broad Market") and an index of peer companies in the oil and gas industry selected by us (the "Peer Group").


                                    [GRAPH]


                                            1995         1996         1997      1998       1999        2000
                                          ---------    ---------   ---------  ---------  ---------  ----------
        National Energy Group             $  100.00    $   98.20   $  116.06  $    6.57  $    1.00  $    6.63

        NASDAQ US                         $  100.00    $  123.04   $  150.69  $  212.51  $  394.92  $  237.62

        Peer Group                        $  100.00    $  157.38   $  162.56  $   50.87  $   30.16  $  116.83



                    Assumes $100 Invested On January 1, 1996
                           Assumes Dividend Reinvested
                      Fiscal Year Ending December 31, 2000

         The total cumulative return in investment (change in the year end stock price plus reinvested dividends) for each of the years for our Company, the NASDAQ Market Index and the Peer Group is based on the stock price or composite index beginning at the end of the calendar year 1996. Our Company has never paid dividends on its common stock.

         The Peer Group Index, is a diversified group of independent oil and gas companies comprised of Abraxas Petroleum, C.P. N.V.; Coho Energy, Inc.; Comstock Resources, Inc.; Panaco, Inc.; and Petrocorp, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Our Company entered into an agreement in 1997 with Icahn Associates Corp., an affiliate of Mr. Carl C. Icahn who is a beneficial owner of more than 5% of our common stock. Pursuant to this agreement, affiliates of Icahn Associates Corp. committed and subsequently spent $10 million to participate for specified interests in certain of the oil and gas prospects generated or acquired by us through September 30, 1998. There are no remaining obligations under this agreement.

         Effective December 22, 1998, our Company's credit facility and related $25 million outstanding balance was assigned jointly by Bank One Texas, N.A. and Credit Lyonnais New York Branch Bank to Arnos Corp. During 2000 the Company paid fees and interest associated with the credit facility in the amount of $2.4 million. In January 2001, we paid the $25 million outstanding balance owing under the credit facility, but in August 2001 borrowed $10.9 million which was used to redeem certain of our senior notes and related interest in the amount of $21.2 million.

         In March 2001, our Company agreed to manage certain oil and natural gas properties of Shana Petroleum Company ("Shana"), which were purchased by Astral Gas Corp. ("Astral") and later contributed to NEG Holding LLC. In connection with our management of the Shana oil and gas properties, our Company entered into certain commodity swap agreements with Enron North America Corp. on behalf of Astral and at Astral's expense to hedge the price received from oil and gas produced from the Shana properties. Prior to the effective date implementing NEG Holding LLC, all profits and losses associated with these commodity swap agreements were to the benefit and/or detriment of Astral. Following the effective date of implementing NEG Holding LLC, the commodity swap agreements were transferred with the oil and gas properties acquired by NEG Holding LLC.

         Pursuant to the Plan of Reorganization, Arnos Corp. and its affiliates are now the only holders of our Company's 10-3/4% Senior Notes. Arnos Corp. is the current holder of our revolving credit facility. The 10-3/4% Senior Notes and credit facility shall remain outstanding and be paid either under the existing terms or under terms agreed upon between us and Arnos Corp.

         Astral Gas Corp., Shana National LLC, Shana Petroleum Company, NEG Holding LLC and NEG Operating LLC may be deemed affiliated parties of Arnos Corp., Gascon Partners and Mr. Carl C. Icahn. See discussion of Implementation of Limited Liability Companies above.

                                   ----------

                     PROPOSAL 1 - DIRECTOR ELECTION PROPOSAL

         Our bylaws provide that the Board of Directors of the Company will consist of one or more members, the number of which is to be determined from time to time by the Board of Directors. The Board of Directors presently consists of 7 members. Directors generally serve for a term of one year (until the next annual meeting of shareholders) and until their successors are duly elected or appointed and qualified, or until their death, resignation or removal. EACH OF THE PERSONS NOMINATED TO HOLD OFFICES PROVIDED BELOW IS CURRENTLY A MEMBER OF THE BOARD OF DIRECTORS. Unless authority to vote in the election of directors is withheld, it is the intention of the persons named in the proxy to nominate and vote for the five (5) persons named in the table below, each of whom has consented to serve if elected. In the event that by reason of contingencies not presently known to the Board of Directors, one or all of the nominees should become unavailable for election, the proxies will be voted for such substitute as shall be designated by our Company's Board of Directors. In completing the enclosed proxy card, if a shareholder decides to withhold authority to vote for any of the director nominees, such shareholder should mark the WITHHOLD AUTHORITY box and line through such nominee(s) name in Proposal 1 of the proxy card.

         Directors are elected by plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

         Messrs. Glass, Kite, Mitchell and Wasserman are "non-executive" directors, denoting that they are neither officers nor employees of the Company. There are no family relationships between or among any of the directors of the Company.

NOMINEES FOR ELECTION AT THE MEETING



NAME                                    AGE            PRESENT POSITION WITH COMPANY(1)
----                                    ---            --------------------------------
Bob G. Alexander                        68             Director, Chairman of the Board of Directors

Russell D. Glass                        39             Director

Robert H. Kite                          47             Director

Robert J. Mitchell                      54             Director

Jack G. Wasserman                       64             Director


----------

(1) Mr. Kite has been a Director since December 1990. Messrs. Alexander and Mitchell were appointed to the Board in August 1996. Messrs. Glass and Wasserman became directors in December 1998.

VOTE REQUIRED

         Directors are elected by plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR ALL NOMINEES AS DIRECTORS.

                                   ----------

                        PROPOSAL 2 - INDEPENDENT AUDITORS

         KPMG LLP has been retained as our Company's independent auditors for the fiscal year 2001. One or more representatives of KPMG LLP are expected to be present at the meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR 2001.

                                   ----------

                              SHAREHOLDER PROPOSALS

         Shareholders who wish to include proposals for action at the Company's 2002 annual meeting of shareholders in next year's Proxy Statement must, in addition to other applicable requirements, cause their proposals to be received in writing by the Company at its address set forth on the first page of this Proxy Statement no later than December 31, 2001. Such proposals should be addressed to our Company's Secretary and may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.


                                 OTHER BUSINESS

         The Board of Directors knows of no other matters to come before the Meeting, other than those set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. However, if any other matters should properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote all proxies given to them in accordance with their best judgment of such matters.


                                  ANNUAL REPORT

         A copy of the Company's Annual Report for the fiscal year ended December 31, 2001 together with the Company's Form 10-Q for the period ended June 30, 2001 are being mailed with this Proxy Statement to shareholders of record on the August 31, 2001, but such reports are not incorporated herein and are not deemed to be a part of this proxy solicitation material.

                               OPERATING AGREEMENT
                                       FOR
                                 NEG HOLDING LLC




         Operating Agreement by and among National Energy Group, Inc., a Delaware corporation ("NEG"), and Gascon Partners, a New York general partnership ("Gascon"), each a Member (as such term is hereinafter defined), and each person who shall at any time become a Member under this Agreement by executing a signature page hereof as a Member (such persons collectively referred to as the "Members").

                                                         Dated as of May 1, 2001

         WHEREAS, the Members wish to state the terms and conditions which shall govern the operation of the Company (as hereinafter defined).

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Members hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         The terms defined in this Article I shall, for the purposes of this Operating Agreement, have the meaning herein specified. Certain other capitalized terms used in this Operating Agreement are defined elsewhere herein. Unless otherwise specified, all references herein to Articles or Sections are to Articles or Sections of this Operating Agreement.

         1.1 "ACCRUED GASCON AMOUNT" An amount equal to the aggregate of interest that would be computed annually, if interest were imposed at a rate equal to the Prime Rate plus 1/2%, as of the close of each Fiscal Year on the excess of (a) the sum of (i) the cumulative Guaranteed Payments and (ii) the aggregate of any Accrued Gascon Amounts computed in prior years, over (b) cumulative Distributions by the Company to Gascon pursuant to Section 6.4(b) of this Agreement.

         1.2 "ACT" shall mean the Delaware Limited Liability Company Act, 6 Del.
C. 18-101 et seq., as in effect from time to time (the "Act").

         1.3 "AFFILIATE" shall mean with respect to a specified Person, any Person directly or indirectly controlling, controlled by, or under common control with, the specified Person.


                                   EXHIBIT 1

         1.4 "AGREEMENT" shall mean this Operating Agreement for NEG Holding LLC, as may be amended from time to time.

         1.5 "BANKRUPTCY" shall mean, and a Member shall be deemed "Bankrupt" upon, (i) the entry of a decree or order for relief of such Member by a court of competent jurisdiction in any involuntary case involving such Member under any bankruptcy, insolvency, or other similar law now or hereafter in effect; (ii) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar agent for such Member or for any substantial part of such Member's assets or property; (iii) the filing with respect to such Member of a petition in any such involuntary bankruptcy case, which petition remains undismissed for a period of 90 days or which is dismissed or suspended pursuant to Section 305 of the Federal Bankruptcy Code (or any corresponding provision of any future United States bankruptcy law); (iv) the filing by such Member of a petition in bankruptcy, or the voluntary commencement of any insolvency proceeding; (v) the consent of such Member to the entry of an order for relief in an involuntary case under any such law or to the appointment of or the taking of possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar agent for such Member or for any substantial part of such Member's assets or property; or (vi) the making by such Member of any general assignment for the benefit of creditors.

         1.6 "BONDS" shall mean the following issued and outstanding instruments: (i) registered 10 3/4% Series A/B Notes in the aggregate principal amount of $100 million due 2006, consisting of registered Series A Notes issued by NEG in 1996 and registered Series B Notes issued by NEG in 1997 in exchange for Series A Notes; (ii) unregistered 10 3/4 Series C Notes in the aggregate principal amount of $65 million due 2006 that were issued by NEG in August 1997; and (iii) registered 10 3/4% Series D Notes due 2006 that were issued by NEG in December 1997 in exchange for substantially all of the Series A/B Notes and the Series C Notes. As of May 1, 2001, the aggregate principal amount of Bonds outstanding was $165 million, before giving effect to the purchase by NEG of Bonds which took place as of June 30, 2001.

         1.7 "BUSINESS DAY" shall mean any day other than Saturday, Sunday or any legal holiday observed in the State of Texas or the State of New York.

         1.8 "CAPITAL ACCOUNT" shall mean the account maintained by the Company for each Member in accordance with Section 5.3 of this Agreement.

         1.9 "CAPITAL CONTRIBUTION" shall mean the amount of money and the fair market value (determined as of the date of contribution) of property contributed by each Member to the Company in accordance with Sections 5.1 and 5.2 hereof, less any liabilities encumbering such property that the Company takes subject to or assumes under Code Section 752.

         1.10 "CERTIFICATE OF FORMATION" shall mean the Certificate of Formation of the Company as filed with the Secretary of State of Delaware as the same may be amended from time to time.

         1.11 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         1.12 "COMPANY" shall mean NEG Holding LLC, a limited liability company formed under the laws of the State of Delaware.

         1.13 "DISTRIBUTIONS" shall mean the amount of money and the fair market value (determined as of the date of distributions) of property distributed by the Company to the Members from any source.

         1.14 "ECONOMIC INTEREST" shall mean a Member's share of one or more of the Company's Profits, Losses and distributions of the Company's assets pursuant to this Agreement and the Act, but shall not include any right to participate in the management or affairs of the Company, including the right to vote on, consent to or otherwise participate in any decision of the Members.

         1.15 "EFFECTIVE DATE" shall mean May 1, 2001.

         1.16 "EXCESS ALLOCATION AMOUNT" shall mean an amount equal to the excess of the Initial NEG Priority Amount over NEG's Initial Capital Account.

         1.17 "FISCAL YEAR" shall mean (i) the period commencing on the Effective Date of this Agreement and ending on December 31, 2001 (the "Initial Fiscal Year"); (ii) any subsequent 12 month period commencing on January 1 and ending on December 31; or (iii) any portion of the period described in clause
(ii) hereof for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to this Agreement.

         1.18 "GAIN FROM SALE" shall mean, in the event of a sale of all or substantially all of the Company's assets, an amount equal to the Company's taxable gain, as computed for federal income tax purposes, recognized pursuant to such sale.

         1.19 "GASCON" shall mean Gascon Partners, a New York general partnership.

         1.20 "GUARANTEED PAYMENT" shall mean, with respect to any Semi-Annual Period, 10.75% of the outstanding NEG Priority Amount, multiplied by a fraction, the numerator of which is the number of days in the period with respect to which the Guaranteed Payment is being computed and the denominator of which is 365, commencing on the date of the initial Capital Contribution of NEG pursuant to
Section 5.1 hereof.

         1.21 "INITIAL CAPITAL ACCOUNT" shall mean, with respect to each Member, the Capital Account for such Member existing immediately after the Capital Contributions described in Section 5.1 of this Agreement were made.

         1.22 "INITIAL NEG PRIORITY AMOUNT" shall mean $202.2 million.

         1.23 "INTEREST" shall mean, with respect to each Member, the Economic Interest of such Member.

         1.24 "LAW" shall mean any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a governmental authority.

         1.25 "LIQUIDATING TRUSTEE" shall mean the individual or each of the individuals designated pursuant to Section 10.2(a).

         1.26 "LOSSES" shall have the meaning assigned to such term in Section 6.1(a) of this Agreement.

         1.27 "MANAGING MEMBER" shall initially mean Gascon or any assignee of Gascon's membership interest in the Company, provided that such assignee is admitted as a Member pursuant to this Agreement.

         1.28 "MEMBER" shall mean each of Gascon, NEG or any other Person who may hereafter become a Member pursuant to Article IX.

         1.29 "MEMBERSHIP INTEREST" shall mean a Member's entire interest in the Company, including such Member's Economic Interest and such other rights and privileges that the Member may enjoy by being a Member.

         1.30 "NEG" shall mean National Energy Group, Inc., a Delaware corporation.

         1.31 "NEG PRIORITY AMOUNT" shall mean an amount equal to the Initial NEG Priority Amount less cumulative Distributions to NEG designated by the Company as a Distribution, in whole or in part, of the NEG Priority Amount.

         1.32 "PERSON" shall mean any individual or entity, including, but not limited to, a general partnership, limited partnership, limited liability partnership, limited liability company, corporation, joint venture, joint stock company, trust, business trust, cooperative or unincorporated association.

         1.33 "PRIME RATE" shall mean a rate per annum equal to the lesser of
(a) a varying rate per annum that is equal to the interest rate publicly quoted by Citibank, N.A., or any successor money center bank, from time to time as its prime commercial or similar reference interest rate, with adjustments in that varying rate to be made on the same date as any change in that rate, and (b) the maximum rate permitted by Law.

         1.34 "PROFITS" shall have the meaning assigned to such term in Section 6.1(a) of this Agreement.

         1.35 "PROPERTY" shall mean any property real, personal or mixed, tangible or intangible, exclusive of cash.

         1.36 "REDEMPTION AMOUNT" shall mean an amount equal to the excess of
(a) the sum of (i) the Initial NEG Priority Amount, (ii) any additional Capital Contributions made by Gascon pursuant to Section 5.2, (iii) the aggregate sum of Guaranteed Payments, and (iv) an amount equal to the Accrued Gascon Amount, over
(b) cumulative Distributions designated by the Company as a Distribution, in whole or in part, of the Redemption Amount.

         1.37 "RESERVES" shall mean, with respect to any fiscal period, funds set aside or amounts allocated during such period to reserves which shall be maintained in amounts deemed sufficient by the Liquidating Trustees for working capital and to pay taxes, insurance, debt service or other costs or expenses incident to the ownership or operation of the Company's business.

         1.38 "SEMI-ANNUAL PERIOD" shall mean (i) the period commencing on the Effective Date of this Agreement and ending on October 31 of the same calendar year, (ii) any subsequent 6 month period commencing on November 1 and ending on April 30, (iii) any subsequent 6 month period commencing on May 1 and ending on October 31, or (iv) any portion of the period described in clauses (ii) or (iii) hereof.

         1.39 "SPECIAL DEDUCTIONS" shall mean items specially allocated pursuant to Section 6.3 of this Agreement.

         1.40 "TAX MATTERS PARTNER" shall have the meaning assigned to such term in Section 7.2 herein.

         1.41 "TREASURY REGULATIONS" shall mean the proposed, temporary and final regulations promulgated under the Code in effect as of the date of filing the Certificate of Formation and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.


                                   ARTICLE II

                               FORMATION AND TERM

         2.1 FORMATION. The Company was formed by the execution and filing of a certificate of formation of the Company with the Secretary of State of the State of Delaware setting forth the information required by the Act (the "Certificate"). The Company shall continue until dissolution and termination of the Company in accordance with the provisions of Article X hereof.

         2.2 AGREEMENT. For and in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Members executing this Agreement hereby agree to the terms and conditions of this Agreement. It is the express intention of the Members that this Agreement shall be the sole source of agreement of the parties with respect to the matters herein contained.

         2.3 NAME. The name of the Company is NEG Holding LLC, and all business of the Company shall be conducted under that name or under any other name but, in any case, only to the extent permitted by applicable law.

         2.4 TERM. The Company shall be dissolved and its affairs wound up in accordance with the Act and this Agreement on December 31, 2024, unless the Company shall be sooner dissolved and its affairs wound up in accordance with the Act or this Agreement.

         2.5 REGISTERED AGENT AND OFFICE. The registered agent for the service of process and the registered office shall be that Person and location reflected in the Certificate of Formation as filed in the office of the Secretary of State of Delaware. The Managing Member may, from time to time, change the registered agent or office through appropriate filings with the Secretary of State of Delaware. In the event the registered agent ceases to act as such for any reason or the registered office shall change, the Managing Member or the registered agent, as appropriate, shall, within 30 days thereafter, designate a replacement registered agent and make the appropriate filings with the Secretary of State of Delaware or file a notice of change of address, as the case may be.

                                   ARTICLE III

                               PURPOSES AND POWERS

         3.1 PURPOSE. The purpose of the Company is to engage in any lawful act, activity or business for which limited liability companies may be organized under the Act. It is the present intention of the Company to manage NEG Operating LLC in such a manner, subject to the Managing Member's discretion based upon its views of business and financial conditions, that NEG Operating LLC will continue to conduct drilling and exploration activities and will seek additional reserves, all in the ordinary course of business.

         3.2 POWERS. In furtherance of the purpose of the Company as set forth in Section 3.1 and in addition to those powers provided in the Act, the Company hereby has the additional power and authority to enter into any kind of activity and to perform and carry out contracts of any kind necessary to, or in connection with, or incidental to, the accomplishment of the purpose of the Company, so long as said activities and contracts may be lawfully carried on or performed by a limited-liability company under the Act.

                                   ARTICLE IV

                            ADMINISTRATIVE PROVISIONS

         4.1 AUTHORITY OF MEMBERS. The Managing Member shall have the exclusive right to manage and control the ordinary day-to-day business of the Company, except as provided in the

Certificate of Formation, the Act or this Agreement. The Managing Member shall diligently and faithfully devote such of its time to the business of the Company as may be reasonably necessary to conduct its business and shall act at all times in a fiduciary manner toward the Company and the Members.

         4.2 PARTICIPATION OF OTHER MEMBERS IN BUSINESS AND AFFAIRS OF THE COMPANY. No Member, other than the Managing Member, shall have any authority or right to act for or bind the Company or to participate in or have any control over Company business, except for such rights to consent to or approve of the actions and decisions as are expressly provided for in this Agreement or in the Act.

         4.3 COMPENSATION OF MEMBERS.

                (a) Except for the allocations and distributions with respect to its Interest provided herein and the provisions of this Section 4.3, no Member, in its capacity as such, shall receive any fee, salary, reimbursement or other compensation for serving as a Member.

                (b) The Managing Member shall be fully and entirely reimbursed by the Company for any and all actual, reasonable and necessary out-of-pocket expenses incurred by the Managing Member on behalf of the Company.

         4.4 OTHER BUSINESS OF MEMBERS. Any Member (including the Managing Member) and any affiliate of a Member may engage in or possess an interest in other business ventures of any nature or description independently or with others, and neither the Company nor any Member shall have any rights in or to such independent ventures or the income or profits derived therefrom, and such activities shall not be construed as a breach of any duty of loyalty or other duty to the other Members, in their capacity as Members, or the Company.

         4.5 INDEMNIFICATION OF MANAGING MEMBER.

                (a) Each person who is or was a Managing Member of the Company, and the heirs, executors, administrators or estate of each such person as well as such employees or agents of the Company as determined by the Managing Member, shall be indemnified, with respect to having acted in such capacity, by the Company to the full extent permitted or authorized by the general corporation laws of the State of Delaware now or hereafter in force, including the advance of expenses under the procedures provided by such laws, applied as if the Company were a corporation. No amendment of this Agreement shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal. The Company may, but shall not be obligated to, maintain insurance, at its expense, for its benefit in respect of such indemnification and that of any such person whether or not the Company would otherwise have the power to indemnify such person. The indemnification shall be payable solely to the extent of the assets of the Company and no Member shall have any personal liability therefor.

                (b) To the fullest extent permitted by Delaware statutory or decisional law, as amended or interpreted, to the extent not prohibited by Delaware law, as applied as if the Company were a corporation, the Managing Member shall not be personally liable to the Company or the other Members for money damages. No amendment of this Agreement shall limit or eliminate the benefits provided to the Managing Member under this provision with respect to any act or omission that occurred prior to such amendment.

         4.6 COMPANY DEBT LIABILITY. A Member will not be personally liable for any debts, obligations or liabilities of the Company beyond the amount of the Capital Contribution(s) of such Member, except as otherwise required by law; provided, however, that Gascon shall be personally obligated for the debts, obligations or liabilities of the Company to the extent that same are attributable to any working interest in any oil or gas property owned by the Company or NEG Operating LLC, including Shana National LLC, its wholly owned subsidiary, and are incurred while the Company is the Managing Member thereof.

         4.7 DISTRIBUTION LIABILITY. A Member who receives a distribution pursuant to Section 6.4 is liable to the Company only to the extent now or hereafter provided by the Act.

                                    ARTICLE V

                CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS

         5.1 MEMBERS' CAPITAL CONTRIBUTIONS. As of the Effective Date, (i) NEG has made the Capital Contribution described for that Member in Exhibit 5.1, and
(ii) the Managing Member has contributed the Capital Contribution at the time and on the terms specified in Exhibit 5.1.

         5.2 ADDITIONAL CONTRIBUTIONS. Notwithstanding any other provision in this Agreement, Gascon or its Affiliates shall have the right to make additional Capital Contributions to be valued at their then current fair market value and if not then a Member to be admitted as a Member.

         5.3 CAPITAL ACCOUNTS.

                  (a) The Company shall establish and maintain a separate Capital Account for each Member. Each Member's Capital Account will be increased by (i) the amount of all Capital Contributions permitted to be made and made by such Member to the Company, (ii) allocations to such Member of Profits, and
(iii) the amount of any Company liabilities assumed by such Member or which are secured by any Property distributed to such Member. Each Member's Capital Account will be decreased by (i) the amount of all Distributions made to such Member, (ii) allocations to such Member of Losses, and (iii) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

                   (b) Upon a distribution of cash or Property by the Company to a Member as consideration for an interest in the Company, Capital Accounts will be adjusted to reflect a revaluation of the Company's Property to fair market value pursuant to the principles set forth in Sections 1.704-1(b)(2)(iv)(f) and (g) of the Treasury Regulations.

                  (c) Upon the distribution by the Company of Property to Members (whether in connection with the liquidation of the Company or otherwise), Capital Accounts shall be adjusted pursuant to the principles of
Section 1.704-1(b)(2)(iv)(e) of the Treasury Regulations to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such Property (that has not been reflected in Capital Accounts previously) would be allocated among the Members if such Property were sold for its fair market value (as determined by the Members or, in the case of the liquidation of the Company, as determined by the Liquidating Trustees).

                  (d) Subject to Section 10.2, upon liquidation of the Company, liquidating distributions will be made in accordance with the positive Capital Account balances of the Members as determined after taking into account all Capital Account adjustments for the Company's taxable year during which the liquidation occurs. Liquidation proceeds will be paid in accordance with Section 10.2.

                  (e) Except as otherwise required in the Act (and subject to Sections 5.1 and 5.2), no Member shall have any liability to restore all or any portion of a deficit balance in such Member's Capital Account.

                  (f) The manner in which Capital Accounts are to be maintained pursuant to this Section 5.3 is intended to comply with the requirements of
Section 704(b) of the Code and the Treasury Regulations promulgated thereunder and is intended to properly reflect each Member's "interest in the partnership" pursuant to such Treasury Regulations. If, in the opinion of the Company's accountants or the Tax Matters Partner, the manner in which Capital Accounts are to be maintained pursuant to the preceding provisions of this Section 5.3 should be modified in order to comply with Section 704(b) of the Code and the Treasury Regulations promulgated thereunder and in order to properly reflect each Member's "interest in the partnership" then, notwithstanding anything to the contrary contained in the preceding provisions of this Section 5.3, the method in which Capital Accounts are maintained shall be so modified; provided, however, that any change in the manner of maintaining Capital Accounts shall not materially alter the economic agreement between or among the Members.

         5.4 REDEMPTION. Gascon shall, in it sole discretion, have the right at any time to purchase, or to cause the Company to purchase, NEG's Interest in the Company for an amount equal to the fair market value of NEG's Interest determined as if the Company had sold all of its assets for fair market value and liquidated.

         5.5 INTEREST ON CAPITAL CONTRIBUTIONS. Except as otherwise provided herein, no Member shall be entitled to interest on its Capital Contributions.

                                   ARTICLE VI

               ALLOCATIONS, DISTRIBUTIONS AND GUARANTEED PAYMENTS

         6.1 ALLOCATIONS OF PROFITS AND LOSSES.

                  (a) For purposes of this Agreement, "Profits" and "Losses" mean, for each Fiscal Year, an amount equal to the Company's taxable income or loss, respectively, for such Fiscal Year determined in accordance with Code
Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                           (i) Any income of the Company that is exempt from Federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this definition shall increase such taxable income or decrease such losses, as the case may be;

                           (ii) Any expenditure of the Company described in Code
         Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits and Losses pursuant to this definition, shall reduce such taxable income or increase such taxable loss, as the case may be;

                           (iii) In the case of property contributed to the Company by a Member, items of depreciation, cost recovery, amortization and gain or loss with respect to such property shall be computed and included in the computation of Profits and Losses in the same manner as such items would be computed if the adjusted tax basis of such property were equal to its fair market value on the date of its contribution to the Company, all in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g); and

                           (iv) For each Fiscal Year of the Company, Special Deductions shall not be taken into account in computing Profits and Losses.

                  (b) For each Fiscal Year of the Company Profits shall be allocated as follows:

                           (i) First, to NEG in accordance with the aggregate Losses previously allocated to NEG under Section 6.1(c)(ii) of this Agreement, in an amount equal to the excess of such previously allocated Losses over any Profits previously allocated under this
         Section 6.1(b)(i);

                           (ii) Second, to Gascon in accordance with the aggregate Losses previously allocated to Gascon under Section 6.1(c)(i) of this Agreement, in an amount equal to the excess of such previously allocated Losses over any Profits previously allocated under this
         Section 6.1(b)(ii);

                           (iii) Third, Profits shall be allocated 5% to Gascon and 95% to NEG until the aggregate amount of Profits allocated to NEG pursuant to this Section 6.1(b)(iii) is equal to the Excess Allocation Amount;

                           (iv) Fourth, to Gascon in the amount equal to the aggregate amount of Special Deductions, reduced by any Profits previously allocated to Gascon under this Section 6.1(b)(iv);

                           (v) Fifth, to Gascon in the amount equal to the sum of the aggregate amount of Guaranteed Payments and the Accrued Gascon Amount, reduced by any Profits previously allocated to Gascon under this Section 6.1(b)(v);

                           (vi) Sixth, Profits shall be allocated 95% to Gascon and 5% to NEG until the aggregate amount allocated to Gascon pursuant to this Section 6.1(b)(vi) is equal to the Excess Allocation Amount;

                           (vii) Seventh, Profits shall be allocated to Gascon and NEG in accordance with the ratio of their respective Capital Contributions.

                  (c) For each Fiscal Year of the Company Losses shall be allocated as follows:

                           (i) First, to Gascon until the Capital Account of Gascon is reduced to zero;

                           (ii) Second, to NEG until the Capital Account of NEG is reduced to zero.

                  (d) For purposes of this Agreement, the Company shall treat the accrual of each Guaranteed Payment as a deductible "guaranteed payment" within the meaning of Section 707(c) of the Code.

                  (e) Upon the liquidation or dissolution of the Company, the admission of a Member in connection with the Capital Contribution of money or other property to the Company in exchange for an interest in the Company, a Distribution of money or other property by the Company to a Member in exchange for an interest in the Company, or as determined by the Company in accordance with generally accepted industry accounting practices, the following shall be deemed to occur:

                           (i) The Company shall be deemed to have sold its remaining assets immediately before such liquidation, dissolution, Capital Contribution, Distribution or determination for their fair market value;

                           (ii) The resulting Profit or Loss shall be allocated to the Capital Accounts of the Members in accordance with this Section 6.1; and

                           (iii) For purposes of Section 6.1(b) and Section 6.1(c) hereof, the Fiscal Year of the Company shall close and a new Fiscal Year of the Company shall commence.

                  (f) Except as otherwise provided in this Section 6.1(f) or as required by the Code, the Company's taxable income or loss (or items of income, gain, loss or deduction) as determined for federal income tax purposes shall be allocated in accordance with the allocation of Profits and Losses (or items of income, gain, loss or deduction). Solely for federal, state and local income tax purposes, a Member's distributive share of depreciation, depletion, amortization, gain or loss with respect to the assets of the Company, subject to revaluation pursuant to Section 6.1(e) hereof or assets contributed to the Company, shall be determined so as to take into account the difference between adjusted tax basis and book value of such assets in the same manner as under
Section 704(c) of the Code.

         6.2 SPECIAL ALLOCATION PROVISIONS. The following special allocations shall be made in the following order:

                  (a) Qualified Income Offset. A Member who unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) will be specially allocated items of income or gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate any resulting deficit balance in its Capital Account as quickly as possible. This Section 6.2 is intended to satisfy the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  (b) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this
Section 6.2 shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Agreement have been made as if Section 6.2(a) hereof and this Section 6.2(b) were not in the Agreement.

                  (c) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Sections 734(b) or 743(b) of the Code is required, pursuant to Sections 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4) of the Treasury Regulations, to be taken into account in determining Capital Accounts as the result of a Distribution to a Member in complete liquidation of its interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such Distribution was made in the event Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4) applies.

                  (d) Nonrecourse Debt. If the Company directly or indirectly incurs nonrecourse liabilities within the meaning of Treasury Regulation Section 1.704-2, the Managing Member shall have the right, in its reasonable discretion, to amend this Agreement to the extent necessary to comply with the requirements of Treasury Regulation Section 1.704-2, including the requirement that the Agreement contain a minimum gain chargeback requirement pursuant to

Treasury Regulation Section 1.704-2(e)(3). In making any such amendment, the Managing Member shall, to the extent possible, not distort the economic arrangement of the Members.

                  (e) Curative Allocations. The allocations set forth in Sections 6.2(a), 6.2(b), 6.2(c), and 6.2(d) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of Section 1.704-1(b) of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Profits and Losses or to make Company Distributions. Accordingly, notwithstanding the provisions of Sections 6.1 and 6.4 herein, but subject to the Regulatory Allocations, the Managing Member is hereby directed to reallocate, in its discretion in any reasonable manner and taking into account likely future offsetting Regulatory Allocations, items of income, gain, deduction and loss, or Code Section 705(a)(2)(B) expenditures, or Profits or Losses, among the Members so as to eliminate the effect of the Regulatory Allocations and thereby to cause the Members' respective Capital Accounts to be in the amounts (or as close thereto as possible) they would be if Profits and Losses and all other items of income, gain, deduction or loss were allocated without reference to the Regulatory Allocations. The Members intend that the allocation provisions of this Section 6.2 will produce Capital Account balances of the Members that will cause liquidating distributions made in accordance with such Capital Account balances to conform with the Distribution scheme set forth in Section 6.4. To the extent this does not happen, such allocation provisions shall be amended, and items of income and loss of the Company for prior open years may be reallocated, by the Managing Member if and to the extent necessary to produce this result.

                  (f) Notwithstanding any other provision of this Article 6, income, gain, loss and deduction with respect to Property contributed to the Company by a Member shall be shared among the Members pursuant to Section 704(c) of the Code so as to take account of any variation between the tax basis of the Property so contributed and its fair market value at the time of contribution. In the event that Capital Accounts are adjusted to reflect a revaluation of the Company's Property to fair market value in accordance with Section 5.3(b), income, gain, loss and deduction shall be shared among the Members pursuant to the principles set forth in Section 704(c) of the Code so as to take account of any variation between the tax basis of the Company's Property and the fair market value of such Property at the time that Capital Accounts are adjusted.

         6.3 SPECIAL DEDUCTIONS. For each Fiscal Year the Company's deductions for the Guaranteed Payments, intangible drilling and development costs and the management fee paid to NEG by NEG Operating LLC shall be specially allocated to Gascon, provided, however, that no special allocation shall be made pursuant to this Section 6.3 to the extent such allocation would cause Gascon to have a negative Capital Account. The Managing Member shall, in its sole discretion (i) allocate the adjusted basis of each Company oil and gas property to the members in accordance with Section 613A(c)(7)(D) of the Code and Treasury Regulation Sections 1.613A-3(e)(5) and 1.704-1(b)(4)(v) and (ii) choose the depletion method for purposes of computing Capital Accounts. The excess of (i) the depletion deductions that reduce Gascon's Capital Account for the Fiscal Year, over (ii) the depletion deductions that would have reduced Gascon's Capital Account had the adjusted basis of the Company's oil and gas properties been allocated in accordance with the Members' percentage interest in Profits for such year, shall be treated as an item specially allocated to Gascon.

         6.4 DISTRIBUTIONS. Provided that full payment of all outstanding Guaranteed Payments (including the annual return on any unpaid Guaranteed Payments pursuant to Section 6.5 of this Agreement) has been made, Distributions shall be made to the Members as follows:

                  (a) Distributions of an aggregate amount equal to the NEG Priority Amount shall be made to NEG on or before November 1, 2006;

                  (b) After the Company has distributed the full amount of Distributions required by Section 6.4(a) hereof, Distributions equal to the Redemption Amount shall be made to Gascon;

                  (c) After the Company has distributed the full amount of Distributions required by Section 6.4(a) and Section 6.4(b) hereof, Distributions shall be made to the Members in accordance with their respective Capital Accounts after taking into account the allocation of Profits and Losses under this Agreement.

         6.5 GUARANTEED PAYMENTS. No later than three (3) days before the end of any Semi-Annual Period, the Company shall pay NEG an amount equal to the Guaranteed Payment for such Semi-Annual Period. Such payment shall be paid in cash. If the Company does not have a sufficient amount of cash with which to pay NEG the amount of the Guaranteed Payment, the Company shall pay NEG in the form of property (or a mixture of cash and property) with a fair market value equal to the amount of the Guaranteed Payment. In the event that, in the reasonable discretion of the Managing Member, the Company is unable to pay a portion, or all, of a Guaranteed Payment pursuant to this Section 6.5, the Company shall accrue the Guaranteed Payment, or unpaid portion thereof, in which case the right of NEG to receive the Guaranteed Payment shall be cumulative. Any amount of Guaranteed Payments not paid to NEG at least ten days before the end of the Semi-Annual Period with respect to which the Guaranteed Payment is computed shall bear an annual return of 10.75%, compounded semi-annually. The Company shall pay such annual return to NEG in the same manner as other amounts paid pursuant to this Section 6.5. Amounts paid pursuant to this Section 6.5, including the annual return on unpaid Guaranteed Payments, are intended to constitute "guaranteed payments" within the meaning of Code Section 707(c) and shall not be treated as Distributions for purposes of computing the recipient's Capital Accounts.

                                   ARTICLE VII

                                      TAXES

         7.1 ELECTIONS. The Tax Matters Partner is authorized and required to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including resulting judicial and administrative proceedings, and to expend Company funds for professional services and costs associated therewith. In its capacity as Tax Matters Partner, the Tax Matters Partner shall oversee the Company tax affairs in the overall best interests of the Company. The Tax Matters Partner may make any tax elections for the Company allowed under the Code, the Treasury Regulations or any Law of any state or other jurisdiction having taxing jurisdiction over the Company. Accordingly, the Tax Matters Partner is authorized to select among the reasonable methods described in Treasury Regulation Section 1.704-3 by which the Company will allocate income, gain, loss and deduction with respect to property contributed by a Member to the Company so as to take into account any variation between the adjusted tax basis of the property and its fair market value at the time of contribution.

         7.2 TAX MATTERS PARTNER. The Managing Member shall be designated as the Tax Matters Partner pursuant to Section 6231(a)(7) of the Code. The Member designated as Tax Matters Partner shall take such action as may be necessary to cause each such other Member to become a notice partner within the meaning of
Section 6223 of the Code.

         7.3 TAXABLE YEAR. The taxable year of the Company shall be the calendar year.

                                  ARTICLE VIII

                                 TRANSFERABILITY


         8.1 MEMBERSHIP INTEREST. No Member shall have the right to, directly or indirectly, sell, assign, transfer, exchange or otherwise dispose of for consideration; gift, bequeath or otherwise dispose of for no consideration; or mortgage, pledge, hypothecate, create a lien on or security interest in, or otherwise encumber (collectively, "Transfer") all or any part of its Membership Interest absent the unanimous written consent of the Members, which consent may be withheld by any Member in its sole and absolute discretion, except for a transfer of all or a part of such Membership Interest to any of such Member's Affiliates, in which case Article IX hereof shall be inapplicable as a Member to the admission of such Affiliate which shall be so admitted. Each Member hereby acknowledges the reasonableness of the restrictions on Transfer of Membership Interests imposed by this Section 8.1 in view of the Company's purpose and the relationship of the Members. Accordingly, the restrictions on Transfer of Membership Interests contained in this Section 8.1 shall be specifically enforceable. Any purported or attempted Transfer of a Membership Interest not made in accordance with the terms and provisions of this Section 8.1 shall be null and void and of no effect.

         8.2 ECONOMIC INTEREST. No Member shall have the right to, directly or indirectly, Transfer all or any part of its Economic Interest absent the unanimous written consent of the Members, which consent may be withheld by any Member in its sole and absolute discretion, except for a transfer of all or a part of such Economic Interest to any of such Member's Affiliates. Each Member hereby acknowledges the reasonableness of the restrictions on Transfer of Economic Interests imposed by this Section 8.2 in view of the Company's purpose and the relationship of the Members. Accordingly, the restrictions on Transfer of Economic Interests contained in this Section 8.2 shall be specifically enforceable. Any purported or attempted Transfer of an Economic Interest not made in accordance with the terms and provisions of this Section 8.2 shall be null and void and of no effect.

                                   ARTICLE IX

                            ADMISSION OF NEW MEMBERS;
                                 MANAGING MEMBER

         9.1 ADMISSION. The Members shall have the right, and, unless otherwise permitted by this Agreement, upon the unanimous written consent of the Members and by delivery of a written notice to the Company (the "New Member Notice"), to cause the Company to admit as a Member any Person (the "New Member") the Members so designate. The Company, upon its receipt of the New Member Notice, shall promptly admit the New Member as a Member by issuing the New Member a Membership Interest for such consideration paid to the Company as the Members shall specify in the New Member Notice. The Company's obligation to admit the New Member as a Member shall be conditioned upon the New Member having executed and delivered to the Company an agreement whereby the New Member agrees to be bound by all of the terms and provisions of this Agreement relating to Members.

         9.2 MANAGING MEMBER There shall be a Managing Member of the Company, which Managing Member shall have the power and duties equivalent to the power and duties of a corporate board of directors. At any time, but in no event less frequently than once each calendar year, the members shall vote upon whether the Managing Member shall be replaced and if so to select a new Managing Member. It shall require the vote of the holders of more than 50% of the votes which can be cast by all members to replace the Managing Member (and to elect a successor Managing Member), who shall cease being the Managing Member once the successor has been elected, but not before then. The Members shall vote in proportion to their Membership interests, except that so long as NEG has a Membership interest in the Company, it shall have a vote of not less than 50% of all Membership interests entitled to vote on such selection.

                                    ARTICLE X

                          DISSOLUTION AND LIQUIDATION

         10.1 DISSOLUTION.

                  (a) The Company shall be dissolved and its affairs wound up upon the earliest to occur of the following events:

                           (i) the expiration of the period fixed for the duration of the Company pursuant to Section 2.4;

                           (ii) the unanimous written consent of all Members;

                           (iii) the disability, death, retirement, resignation, expulsion, Bankruptcy or dissolution of any Member or the occurrence of any other event which terminates such Member's continued membership in the Company; or

                           (iv) the occurrence of any other event that, under the Act, would cause the dissolution of the Company or that would make it unlawful for the business of the Company to be continued.

                  (b) Upon the occurrence of any event causing dissolution under
Section 10.1(a)(iii), the Membership Interest of the applicable Member shall automatically convert to solely an Interest and shall remain as solely an Economic Interest throughout the liquidation and winding up process of the Company.

                  (c) As soon as possible after the occurrence of an event causing dissolution under Section 10.1(a), the Company shall make all appropriate filings with the Secretary of State of Delaware.

         10.2 LIQUIDATION.

                  (a) Upon the occurrence of an event causing dissolution under
Section 10.1 and subsequent to any conversion under Section 10.1(b), each Member maintaining a Membership Interest shall act as a Liquidating Trustee.

                  (b) As soon as possible after the occurrence of an event causing dissolution under Section 10.1, an accounting shall be made by the Company's independent accountants of the accounts of the Company and of the Company's assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. The Liquidating Trustees shall then proceed without any unnecessary delay to wind up the affairs of the Company.

                  (c) If the Company is being dissolved and its affairs are being wound up, the Liquidating Trustees shall:

                           (i) Sell or otherwise liquidate all of the Company's assets as promptly as practicable (except to the extent the Liquidating Trustees may determine to distribute any Property to the Members in kind);

                           (ii) Allocate any Profit, Gain from Sale, or Loss resulting from such sales to the Members' Capital Accounts in accordance with Article V;

                           (iii) Discharge all liabilities of the Company, including liabilities to Members who are also creditors, to the extent otherwise permitted by law, other than liabilities to Members for distributions and the return of capital, and establish such Reserves as may be reasonably necessary to provide for contingent liabilities of the Company (for purposes of determining the Capital Accounts of the Members, the amounts of such Reserves shall be deemed to be an expense of the Company); and

                           (iv) Distribute the remaining assets in accordance with the positive balance (if any) of each Member's Capital Account (as determined after taking into account all Capital Account adjustments for the Company's taxable year during which the liquidation occurs). Any such distributions shall be made either in cash or in Property, as determined by the Liquidating Trustees, with any assets distributed in Property being valued for this purpose at their fair market value.

                  (d) The Liquidating Trustees shall have and may exercise all of the powers conferred upon the Members under the terms of this Agreement to the extent necessary or desirable in the good faith judgment of the Liquidating Trustees to carry out the duties and functions of the Liquidating Trustees hereunder.

         10.3 REASONABLE TIME FOR WINDING UP. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 10.2 in order to minimize any losses otherwise attendant upon such a winding up, provided that the liquidation is carried out in conformity with the timing requirements of Section 1.704-1(b)
(2) (ii) (b) and (g) of the Treasury Regulations.

         10.4 PURCHASE OF ASSETS BY MEMBER. Any Member shall have the right to bid for and purchase Company Property to be sold by the Liquidating Trustees pursuant to Section 10.2.

         10.5 RETURN OF CONTRIBUTION NONRECOURSE TO OTHER MEMBERS. Except as provided by law, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution and/or Distributions. If the assets of the Company remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return the cash contribution of one or more Members or to make Distributions under this Agreement, such Member or Members shall have no recourse against any other Member.

         10.6 ARTICLES OF DISSOLUTION. When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining assets of the Company have been distributed to the Members, articles of dissolution shall be executed and filed in accordance with the Act.

         10.7 TERMINATION OF COMPANY. The Company shall terminate when (i) all of the Property of the Company shall have been converted into cash; (ii) the net proceeds therefrom, as well as any other assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Members as provided in Section 10.2; and
(iii) the articles of dissolution shall have been executed and filed in accordance with the Act.

         10.8 WAIVER OF RIGHT TO COURT DECREE OF DISSOLUTION. Each Member agrees that irreparable damage would be done to the good will and business affairs of the Company if any Member should bring an action in court to dissolve the Company. Accordingly, each Member hereby waives and renounces its right to a court decree of dissolution or to seek the appointment by a court of a receiver and/or liquidator for the Company under the Act or any other applicable law, except as may be sought by the Company itself.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         11.1 NOTICES. Any notice, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and deemed to have been sufficiently given or served for all purposes if delivered personally to the party to whom the same is directed or, if sent by registered or certified mail, postage and charges prepaid, addressed to the address contained in the records of the Company. Any such notice shall be deemed to be given three Business Days after the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid.

         11.2 BOOKS OF ACCOUNT AND RECORDS. Proper and complete records and books of account shall be kept in which all information required under the Act and such other information relating to the Company's business shall be entered fully and accurately in such detail and completeness as is customary and usual for businesses of the type engaged in by the Company. The books and records shall at all times be maintained at the registered office of the Company and shall be subject to inspection and copying at the reasonable request, and at the expense, of any Member during ordinary business hours. For so long as NEG is a member of the Company, the financial statements of the Company and that of NEG Operating LLC, including any subsidiary entities thereof, shall be audited by the same firm of independent public accountants which act as independent accountants for NEG, provided, however, that should at any time such firm be unacceptable to the Managing Member, the Managing Member shall give written notice to NEG of such unacceptability and NEG shall choose another firm of independent public accountants who shall become the auditor, subject to the approval of the Managing Member, whose approval shall not be unreasonably withheld.

         11.3 APPLICATION OF DELAWARE LAW. This Agreement, and the application of interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Delaware, and specifically, the Act.

         11.4 WAIVER OF ACTION FOR PARTITION. For so long as the Company is in existence, each Member irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to the assets of the Company.

         11.5 ENTIRE AGREEMENT AND AMENDMENTS.

                  (a) This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof. This Agreement may only be modified or amended by the unanimous written consent of all Members, provided, however, that no amendments under this Section 11.5 shall (i) impose any additional financial obligations or liabilities upon any Member without the prior written consent of that Member, or (ii) materially and adversely affect the amount of Distributions which any Member is entitled to receive, without the prior written consent of the affected Member.

                  (b) Notwithstanding Section 11.5(a), this Agreement may be amended by the Managing Member without the consent or approval of the Members:

                           (i) To reflect changes in Capital Accounts and Interests caused by additional Capital Contributions, defaults, and withdrawals;

                           (ii) To preserve the legal status of the Company as a limited liability company and classification as a partnership under applicable Delaware and federal laws, if such amendment does not change the substance of this Agreement;

                        (iii) To satisfy the requirements of the Code and regulations thereunder with respect to investment partnerships or of any federal or state securities laws or regulations, if such amendment does not adversely affect the interests of the Members and is necessary or appropriate as reasonably determined by the Managing Member. Any amendment under this subsection (iii) shall be effective as of the date of this Agreement; or

                        (iv) Upon advice of the accountants or counsel for the Company, to amend Article VI and restate the Capital Accounts of the Members to comply with the income tax regulations promulgated by the IRS for Section 704 of the Code relating to the allocations of profits and losses among partners and the administrative and judicial interpretations thereof; provided, however, that no amendment shall be made pursuant to this subsection which would cause a material adverse change in the economic benefits to the Members without the consent of the Members.

                  (c) Nothing in this Section 11.5 shall prevent the Managing Member from amending or supplementing this Agreement in order to (i) cure any ambiguity or (ii) correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, provided that any such amendment or supplement is not adverse to any Member.

         11.6 EXECUTION OF ADDITIONAL INSTRUMENTS. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any law, rule or regulation.

         11.7 CONSTRUCTION. Whenever the singular is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

         11.8 HEADINGS. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

         11.9 WAIVERS. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

         11.10 RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

         11.11 HEIRS, SUCCESSORS AND ASSIGNS. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, successors and assigns.

         11.12 CREDITORS. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

         11.13 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         11.14 NO THIRD PARTY BENEFICIARIES. Except as may be expressly provided for herein, no Person not a party hereto shall have any rights or obligations hereunder.

         11.15 NO PARTNERSHIP INTENDED FOR NON-TAX PURPOSES. The Members have formed the Company under the Act and expressly do not intend hereby to form a partnership under Delaware law. The Members do not intend to be partners one to another, or to any third party.

         This Operating Agreement is executed as of the date first above mentioned.



                                       NATIONAL ENERGY GROUP, INC.



                                       --------------------------------------
                                       By:
                                       Title:



                                       GASCON PARTNERS



                                       --------------------------------------
                                       By:
                                       Title:

                                   EXHIBIT 5.1

                              CAPITAL CONTRIBUTIONS


                          NATIONAL ENERGY GROUP, INC.

1. All of National Energy Group, Inc.'s undivided right, title and interest in and to 100% of its oil and natural gas properties, and all associated oil, gas and/or mineral leases and any ratifications and/or amendments to such leases.


                                 GASCON PARTNERS

1. All of Gascon Partners' right, title and interest in the sole membership interest in Shana National LLC, a Delaware limited liability company; and

2. That certain Revolving Note in the amount of $10,939,750 by National Energy Group, Inc. dated August 1, 2001; and

3. Cash in the amount of Seventy-Five Million One Hundred Sixty Thousand Two Hundred and Fifty Dollars ($75,160,250).

                               OPERATING AGREEMENT

                                       OF

                                NEG OPERATING LLC

                                    * * * * *

         This Operating Agreement is made as of May 1, 2001 by the undersigned member pursuant to and in accordance with the Delaware Limited Liability Company Act (the "Act").

         1. Formation; Name. The limited liability company (the "Company") was formed on August 25, 2000 upon the filing of the certificate of limited liability company in the office of the Secretary of State of the State of Delaware in accordance with the Act. The name of the Company is "NEG Operating LLC" and all business shall be conducted under that name.

         2. Purpose. The purpose for which the Company has been formed is to engage in any lawful act or activity which the member may from time to time determine.

         3. Registered Office. The registered office of the Company in the State of Delaware is located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

         4. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

         5. Admission. Upon execution and delivery of this Operating Agreement, NEG Holding LLC, a Delaware limited liability company, is admitted as the sole member of the Company. The member shall not be required to make any capital contribution to the Company but may make capital contributions from time to time.

         6. Resignation of Member. The member may resign from the Company at any time.

         7. Assignment of Interest. The member may assign all or any portion of its membership interest in the Company to any person ("Assignee"). Each Assignee shall become a member of the Company upon the approval of the member.

         8. Title to Property. Title to any property (whether real, personal or mixed) owned by or leased to the Company shall be held in the name of the Company, or in the name of any nominee the member may in its discretion designate.

         9. Members. There shall be a managing member ("Managing Member") of the Company which Managing Member shall have the powers and duties equivalent to the duties of a corporate board of directors. Initially such Managing Member shall be NEG Holding LLC who shall serve as such until its successor has been elected. At any time, but in no event less frequently than once each calendar year, the members shall vote upon whether the Managing Member shall be replaced and, if so, to select a new Managing Member. It shall require the vote of the holders of more than 50% of the votes which can be cast by all members to replace the



                                    EXHIBIT 2

Managing Member (and to elect a successor Managing Member) who shall no longer be the Managing Member once the successor has been elected but not before then. So long as NEG Holding LLC is a member of the Company, NEG Holding LLC shall have the right to vote the greater of (a) its percentage membership in the Company and (b) 50% of the votes of all members making such selection. The balance of the votes shall be cast by all other members of the Company in proportion to their share of the percentage membership in the Company not owned by NEG Holding LLC.

         10. Profits and Losses. All profits and losses of the Company shall be allocated to the member. The member shall not be liable for any debts or losses of the Company beyond the aggregate amount of its capital contribution, except as otherwise required by law.

         11. Distributions. At such times as determined by the member taking into account, among other things, the member's obligation to the extent same exists, to make distributions to its member(s) under its operating agreement, the member shall cause the Company to distribute to the member any cash or property held by it which is neither reasonably necessary for the operation of the Company nor in violation of the Act. The member shall be liable to the Company for distributions made pursuant to this Section 11 only to the extent now or hereafter provided by the Act.

         12. Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the occurrence of an event of dissolution of the Company under the Act.

         13. Amendment. This Operating Agreement may be amended only in writing.

         14. Application of Delaware Law. This Operating Agreement, and the application of interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Delaware, and specifically the Act.

         15. Taxable Year. The taxable year of the Company shall be the calendar year.

         16. No Third Party Beneficiaries. No person, other than the member, shall have any rights hereunder.

         17. Headings. The headings in this Operating Agreement are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Operating Agreement or any provision hereof.

         18. Other Matter. Gascon Partners, for itself and not as Managing Member of NEG Holding LLC, hereby agrees to be personally liable for the debt, obligations and liabilities of the Company and of its subsidiary, Shana National LLC to the extent that same are attributable to any oil or gas property owned by the Company and/or Shana National LLC and were incurred when NEG Holding LLC was the Managing Member and Gascon Partners was the Managing Member thereof, and, in the case of Shana National LLC, while all of its membership interests are held by the Company.

         IN WITNESS WHEREOF, the undersigned has caused the execution of this Operating Agreement of NEG Operating LLC, as of May 1, 2001.

                                   NEG Holding LLC, Sole Member

                                   By: Gascon Partners, Managing Member

                                   By: Astral Gas Corp and Cigas Corp.,
                                          General Partners

                                   By:
                                      ------------------------------------------
                                       Name: Edward E. Mattner
                                       Title: President



                                       With respect only to Paragraph 18 hereof, Gascon Partners

                                       By Astral Gas Corp. and Cigas Corp.,
                                       General Partners

                                       By:
                                          --------------------------------------
                                       Name: Edward E. Mattner, President





            [Signature Page of NEG Operating LLC, Operating Agreement
                            dated as of May 1, 2001]

                              MANAGEMENT AGREEMENT


         THIS MANAGEMENT AGREEMENT ("Agreement") is entered into as of May 1, 2001 by and between National Energy Group, Inc. ("NEG") and NEG Operating LLC, a Delaware Limited Liability Company, ("LLC").

                                    RECITALS

         WHEREAS, LLC is together with Shana National LLC, a Delaware Limited Liability Company ("Shana LLC"), of which LLC is the sole member, (LLC and Shana LLC being together referred to as "Operating LLC") is the owner of certain oil and gas properties formerly owned by NEG and Shana Petroleum Company. and anticipates acquiring other oil and gas properties from time to time;

         WHEREAS, LLC is a single member LLC whose single member is NEG Holding LLC, whose members are NEG and Gascon Partners, an affiliate of Arnos Corp.;

         WHEREAS, pursuant to the terms of the Plan of Reorganization for NEG effective as of August 4, 2000, provision was made for the creation and operation of an LLC that would own properties formerly owned by NEG and which would receive assets and cash from Arnos Corp. or an affiliate thereof;

         WHEREAS, the member of the LLC and its members desire that the assets of the Operating LLC be managed by management familiar with the oil and gas business and have determined that NEG can provide such management;

         WHEREAS, as Operating LLC desires that NEG be engaged to manage the properties owned by the Operating LLC;

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   AGREEMENTS

1 APPOINTMENT; COMMENCEMENT DATE; AND TERM

         1.1 APPOINTMENT. LLC appoints and employs NEG as its agent to manage and operate the Operating LLC's oil and gas assets wherever found and howsoever constituted ("Managed Properties"). By acting within the scope of the authority granted by this Agreement, NEG shall be acting only as the appointed agent and representative of LLC with respect to only the Managed Properties, and nothing in this Agreement shall be construed as creating a tenancy, partnership, joint venture, or any other relationship between the NEG and LLC, other than as exists independently of this Agreement.

         1.2 COMMENCEMENT DATE. This Agreement and NEG's appointment pursuant to paragraph 1.1 shall be effective on May 1, 2001 (the "Commencement Date").

         1.3 TERM. Subject to earlier termination pursuant to paragraphs 5.1 and 5.2, this Agreement shall be in effect until the earlier of (a) November 1, 2006, and (b) such time as the Operating LLC no longer owns any Managed Properties.

2 OPERATIONS

         2.1 GENERAL. NEG shall supervise and direct the general day-to-day operations of the Managed Properties. In performing its duties, NEG shall operate the Managed Properties using operational practices and procedures that are consistent with those of other Managed Properties of similar type, size and quality and with the operational practices and procedures which NEG employed with respect to its own properties from time to time.



                                    EXHIBIT 3

         2.2 EMPLOYEES. All personnel of the Managed Properties, except for directors of NEG, shall be employees of or consultants to NEG. NEG shall have the authority to hire, supervise, direct and discharge all personnel working in the Managed Properties.

         2.3 LICENSES AND PERMITS. All fees and expenses relating to such licenses, approvals and permits, as are necessary to operate the Managed Properties, shall be the paid by LLC.

         2.4 INSURANCE. NEG shall obtain for LLC and LLC shall maintain and pay all premiums relating to insurance coverage with respect to the Managed Properties.

         2.5 OPERATING EXPENSES. All costs and expenses of operating the Managed Properties in the ordinary course of business, including without limitation, costs of insurance coverage, repairs and maintenance to the Managed Properties shall be the obligation of and paid by LLC. All debts and liabilities incurred by NEG within the scope of the authority granted and permitted herein in the course of its management and operation of the Managed Properties shall be the debts and liabilities of Operating LLC only, and, subject to the provisions of Paragraph 4 hereof, NEG shall not be liable therefor for its own account. NEG shall not, however, without the prior written consent of LLC, which consent may be withheld by LLC at its absolute discretion: (a) incur any capital expenditures at the Managed Properties in excess of those amounts approved pursuant to an operating budget adopted by LLC, (b) incur any indebtedness on the part of LLC other than in the ordinary course of business of the Managed Properties, or (c) permit any lien or other encumbrance to be placed on any Managed Properties assets as a result of NEG's failure to perform its obligations hereunder.

         2.6 OPERATING REVENUES. All revenues generated at the Managed Properties shall be the sole property of Operating LLC and all such revenues shall be accounted for and deposited by NEG into Operating LLC's designated bank accounts.

         2.7 NEG HOLDING LLC'S RIGHTS TO ACCESS. Notwithstanding any provision herein to the contrary, NEG Holding LLC shall have the right to have its representatives on the premises of the Managed Properties at all times and such representatives shall have full access to all areas of the Managed Properties at all times and shall be entitled to inspect, observe and audit all aspects of the operations of the Managed Properties; provided that such activities do not interfere with the orderly operation of the Managed Properties by NEG.

3 MANAGEMENT FEE

         3.1 MANAGEMENT FEE. As consideration for the performance of its obligations hereunder, LLC will pay to NEG a fee which shall be payable monthly in arrears initially equal to 115% ("Fee") of the actual direct and indirect administrative and reasonable overhead costs incurred by NEG in operating the Managed Properties pursuant hereto, it being agreed that for the purposes of this provision, the salaries of the Chief Executive Officer of NEG shall be 70% attributable to the Managed Properties, the salaries of the Vice-President and General Counsel and of the Chief Financial Officer shall be 20% attributable to the Managed Properties. The fee shall be set forth with specificity and shall be billed to LLC on a monthly basis and paid within 30 days thereafter, and interest or any unpaid amounts shall accrue at the prime rate per annum as published by Citibank New York, New York. No bill shall be deemed to have been rendered unless a copy thereof has been delivered to NEG Holding LLC. Notwithstanding the foregoing, either LLC or NEG may, at any time and from time to time, seek to change the amount of the Fee to any other number within the range of 110% to 115% and the parties shall make such change if they agree it is warranted, but, absent such agreement, the Fee shall remain as it was prior to time the change was sought. In addition, such parties will consult with each other with a view to ensuring that the actual overhead costs attributable to the managed properties be properly reflected in the Fee which is paid to NEG.

         3.2 COMPENSATION OF NEG DIRECTORS AND OFFICERS. Any compensation due and owing from NEG to any director, officer or employee or consultant of NEG shall be paid solely by NEG, provided, however, that to the extent that any such compensation is part of the actual administrative and reasonable overhead costs incurred by NEG as specified in Paragraph 3.1 hereof, then LLC shall comply with Paragraph 3.1 with respect thereto.

4 INDEMNIFICATION

         4.1 INDEMNIFICATION OF NEG.

                  4.1.1 LLC shall indemnify and hold NEG free and harmless from any liability for injury or death to persons or damage or destruction of property due to any cause whatsoever, either in or about the Managed Properties or elsewhere, as a result of the performance of this Agreement by NEG, its agents, officers, directors, employees or consultants, irrespective of whether alleged to be caused, wholly or partially, by NEG, its agents, officers, directors, or employees.

                  4.1.2 LLC shall reimburse NEG upon demand for any money or other property that NEG is required to pay out for judgments, settlements, or expenses in defense of any claim, civil or criminal action, proceeding, charge, or prosecution made, instituted, or maintained against NEG or LLC, jointly or severally, because of the condition or use of the Managed Properties or arising out of or based upon any law, regulation, requirement, contract, or award.

                  4.1.3 LLC shall defend any claim, action, suit, or proceeding brought against NEG or LLC, jointly or severally, arising out of or connected with any of the foregoing, and shall hold harmless and fully indemnify NEG from any judgment, loss, or settlement on account thereof, regardless of the jurisdiction in which any such claims, actions, suits or proceedings may be brought.

                  4.1.4 Notwithstanding the provisions of paragraphs 4.1.1, 4.1.2, and 4.1.3, LLC shall not be liable to indemnify and hold NEG harmless from any liability resulting from the gross negligence, misconduct or willful misconduct of NEG, its agents, employees, consultants, officers, or directors, including employees selected and supervised by NEG under this Agreement in connection with NEG's management and/or operation of the Managed Properties.

         4.2 INDEMNIFICATION OF LLC.

                  4.2.1 NEG agrees to indemnify and hold LLC free and harmless from any liability for injury or death to any person or damage or destruction of property due to the gross negligence, misconduct or willful misconduct of NEG, its agents, employees, consultants, officers, or directors in connection with NEG's management and/or operation of the Managed Properties.

                  4.2.2 NEG agrees to reimburse LLC on demand for any money or other property that LLC is required to pay out by reason of the negligence, gross negligence, misconduct or willful misconduct of NEG.

                  4.2.3 NEG agrees to defend any claim, action, suit or proceeding brought against LLC arising out of or in connection with the gross negligence, misconduct or willful misconduct of NEG, and to hold harmless and fully indemnify LLC from any judgment, loss, or settlement on account thereof, regardless of the jurisdiction in which any such claims, actions, suits, or proceedings may be brought.

         4.3 GENERAL. As used in this paragraph, the party or parties required to indemnify shall be referred to as the "Indemnitor," and the party or parties entitled to be indemnified shall be referred to as the "Indemnitee." If the Indemnitor becomes obligated to the Indemnitee, or if a suit, action, investigation, claim, or proceeding is instituted as a result of which the Indemnitor may become obligated to the Indemnitee, the Indemnitee shall promptly give written notice to the Indemnitor. The Indemnitor shall defend, contest, and otherwise protect against any such suit, action, investigation, claim, or proceeding at the Indemnitor's own cost and expense. The Indemnitee shall have the right but not the obligation to participate at its own expense in the defense thereof by counsel of its own choice. If the Indemnitor fails timely to defend, contest, or otherwise protect against any such suit, action, investigation, claim, or proceeding, the Indemnitee shall have the right to defend, contest, or otherwise protect against the same and may make any compromise or settlement thereof consented to in writing by the Indemnitor and recover the entire cost thereof from the Indemnitor including, but not limited to, reasonable attorneys' fees, disbursements, and all amounts paid as a result of such suit, action, investigation, claim, or proceeding, or the compromise or settlement thereof.

5 TERMINATION

         5.1 TERMINATION BY LLC. LLC may at its sole option, without prior notice except as set forth in this Paragraph 5.1, terminate this Agreement if NEG fails, in the opinion of LLC, to correct, on a continuing basis, any actions or failure to take action with respect to the Managed Properties in accordance with the standards set forth in this Agreement after NEG has been given, at least 90 days prior to the termination, written notice of LLC's intent to terminate this Agreement.

         5.2 TERMINATION BY NEG. NEG may terminate this Agreement at any time upon giving LLC 60 days written notice of such termination.

6 MISCELLANEOUS PROVISIONS

         6.1 FURTHER ACTS. Each party shall execute all documents and take all other actions necessary to effectuate the provisions and purposes of this Agreement.

         6.2 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral and written agreements between the parties concerning the subject matter hereof.

         6.3 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware.

         - Notices shall be given in writing and are deemed given when received and shall be given to the following addresses and/or telecopy numbers:

         (a)      If to NEG:        National Energy Group, Inc.
                                    4925 Greenville Avenue, Suite 1400
                                    Dallas, Texas 75206
                                    (214) 692-5055 - Facsimile


         (b)      If to LLC:    NEG Operating LLC
                                    c/o Icahn Associates Corp.
                                    767 Fifth Avenue, 47th Floor
                                    New York, NY 10153
                                    (212) 750-5815 - Facsimile



         6.4 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.


         DATED this ____ day of September, 2001

LLC                                                  NEG
NEG Operating LLC                                    National Energy Group, Inc.
By NEG Holding LLC, Member
By Gascon Partners, Member
By Astral Gas Corp., General Partner                 By:
                                                        ------------------------


By:
   -----------------------------------
      Edward E. Mattner, President

                                                              September 24, 2000

                           NATIONAL ENERGY GROUP, INC.


                             AUDIT COMMITTEE CHARTER


A.       General Statement

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the quality and integrity of the Company's financial reports; the Company's systems of internal controls regarding finance and accounting; and the Company's auditing, accounting and financial reporting processes generally. The Audit Committee also functions as a special committee of independent directors to consider transactions in which the Company's principal stockholder and its affiliates have an interest ("Affiliate Transactions"). The Audit Committee's primary duties and responsibilities are to:

                  o Serve as an independent and objective monitor of the Company's financial reporting process and internal control systems.

                  o Review and appraise the audit efforts of the Company's independent accountants and internal auditing department.

                  o Serve as an independent and objective monitor of Affiliate Transactions.

                  o Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

B.       Composition, Qualification and Organization of the Audit Committee

         The Audit Committee shall be comprised of such number of members (the "Members") as may be determined periodically by the Board. The initial membership of the Audit Committee shall consist of two Members and the membership shall be increased to three Members no later than the date of listing of the Company's shares on an organized stock market (the "Listing Date"). Each Member shall be a director of the Company who is "independent" as that term is used in the Rules of the New York Stock Exchange applicable to Audit Committees of listed companies or, if the shares of the Company's Common Stock are listed on another organized stock market, in accordance with the rules of that stock market. The Members shall be financially literate, as such qualification is interpreted by the Board in its business judgment, or must become so within a reasonable period of time. On or before the Listing Date, at least one Member shall have accounting or related financial management experience, as the Board interprets such qualification in its business judgment. The Members shall be elected and serve annually and until their successors shall be duly elected and qualified. The Audit Committee may retain, at the Company's expense, such special legal, accounting or other consultants or experts as it deems necessary in the performance of its duties.

                                    EXHIBIT 4

C.       Meetings

         The Audit Committee shall meet quarterly and more often to the extent deemed desirable by its Members or the Board. The Audit Committee shall meet at least annually with the independent auditors and the financial management of the Company in independent, executive sessions and shall, at least annually, report the substance of such meetings to the Board.

D.       Coordination with Independent Auditors

         The independent auditors for the Company are ultimately accountable to the Board and the Audit Committee. The Audit Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors for the Company.

         The Audit Committee shall ensure that the independent auditors submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between such auditors and the Company. The Audit Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any services rendered, directly or indirectly, to the Company, its officers and majority stockholder that may impact on the objectivity and independence of the independent auditors and for recommending that the Board take appropriate action in response to the independent auditors' report to satisfy itself of such auditors' independence.

E.       Responsibilities and Duties

         The responsibilities of the Audit Committee shall include the following oversight functions:

         Audit Controls and Financial Reports.

         1. in consultation with management and the independent auditors, consideration of the integrity of the Company's financial reporting processes and controls; discussion of significant financial risk exposures and the steps management has taken to monitor, control and report such exposures; and review of significant findings prepared by the independent auditors together with management's response;

         2. the review with financial management and the independent auditors of the Company's annual financial statements and any financial reports or other financial information submitted to any governmental body or the public by either the Company or its independent auditors and the review of the Forms 10-Q and 10-K prepared by the financial management and the independent auditors of the Company prior to their filing and release; discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 6; one member of the Audit Committee may represent the Audit Committee with respect to the review of quarterly data and at least two members of the Audit Committee shall review the Company's Form 10-K prior to submission;

         3. review of any significant disagreement between management of the Company and the independent auditors in connection with the preparation of the financial reports of the Company and, prior to releasing the year-end earnings, discussion with the independent auditors of the matters required to be communicated to audit committees by AICPA SAS 61;

         4. on at least an annual basis, review of the engagement and performance of the independent auditors; review of the independent auditors' audit plan, discussion of the scope of engagement, staffing, personnel succession, locations, reliance upon management, and internal audit and general audit approach; recommendation to the Board of the selection, continued use of, or the discharge of the independent auditors; and review of the fees and other compensation to be paid by the Company to the independent auditors;

         Affiliate Transaction Functions.

         5. review of the terms of Affiliate Transactions with respect to their fairness to the Company and its public stockholders;

         Legal and Other Matters.

         6. on at least an annual basis, the review of, in conjunction with the Company's counsel, any legal matter that would have a significant effect on the Company's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies;

         7. when appropriate or when requested by any member of the Board, the submission of minutes of its meetings and its recommendations to the Board at the Board's meetings for review, approval and action, where and when necessary, and the submission, as and when required by the Securities and Exchange Commission ("SEC") or by any stock market on which the Company's securities are listed, of reports of the Audit Committee's functions;

         8. compliance with the rules regarding audit committees of any stock market on which the Company's securities are listed;

         9. at least annually, the review and reassessment of the adequacy of this Charter, the submission of this Charter to the Board for approval and, to the extent required by the rules of the SEC or of any stock market on which the Company's securities are listed, its distribution to the Company's stockholders;

         10. the preparation of an annual report of the Audit Committee to the Company's stockholders to the extent required by the rules of the SEC or of any stock market on which the Company's securities are listed, and the inclusion of the annual report in the Company's proxy material; and

         11. the review of such other matters as the Audit Committee, in its discretion and with the advice of its advisers, believes are within the scope of the responsibilities imposed on the Committee by this Charter, the rules of the SEC or of any stock market on which the Company's securities are listed, or by any statute, regulation or judicial decision.

                                   APPENDIX A

                                      PROXY

                             HOLDERS OF COMMON STOCK
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS




      NATIONAL ENERGY GROUP, INC.             The undersigned hereby appoints Randall D. Cooley and Philip D. Devlin as
      4925 GREENVILLE AVENUE, SUITE 1400      Proxies, each with the power to appoint his substitute, and hereby authorizes
      DALLAS, TX 75206                        them to represent and to vote, as  designated below, all the shares of Common
                                              Stock of National Energy  Group, Inc. held on record by the undersigned on
                                              August 31, 2001, at the annual meeting of stockholders to be held on October 5,
                                              2001 or any adjournment thereof.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES AND IN FAVOR OF ALL PROPOSALS.

     1.   ELECTION OF DIRECTORS              FOR all nominees listed below               WITHHOLD AUTHORITY
                                             EXCEPT as marked to the contrary below      to vote for all nominees listed below
                                             [ ]                                         [ ]


                                      [ ] Bob G. Alexander [ ] Russell D. Glass

                           [ ] Robert H. Kite [ ] Robert J. Mitchell [ ] Jack G. Wasserman

                       (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                               WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED HERE.)

     -----------------------------------------------------------------------------------------

     2.   PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS
          INDEPENDENT AUDITORS OF NATIONAL ENERGY GROUP, INC.

         [ ]  FOR                     [ ]  AGAINST                  [ ]  ABSTAIN


     -----------------------------------------------------------------------------------------


        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO
        DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR ALL NOMINEES" IN PROPOSAL 1, "FOR" PROPOSAL 2, AND IN ACCORDANCE
        WITH THE DIRECTION OF THE PERSON VOTING THIS PROXY WITH RESPECT TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE
        MEETING.

        YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE THEREON.

           [Stockholder Name]
           [Address]                Please sign below exactly as name appears.
                                    When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                            ------------------------------------
     DATED                      , 2001      Signature if held jointly
           ---------------------
     PLEASE MARK, SIGN, DATE AND
     RETURN THE PROXY CARD
     PROMPTLY USING THE ENCLOSED            ------------------------------------
     ENVELOPE                               Signature